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EXHIBIT 10.20


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                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
                (CLASS A-1 TERM NOTES AND CLASS A-2 TERM NOTES),


                           dated as of July 10, 2008,


                                      among

                              FOLIO FUNDING II, LLC

                            as Issuer and Purchaser,

                       CONSUMER PORTFOLIO SERVICES, INC.,

                                   as Seller,

                       CITIGROUP FINANCIAL PRODUCTS INC.,

                   as Note Purchaser and Administrative Agent


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                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

                  THIS AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of July 10, 2008 (as further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "AGREEMENT"), is made among FOLIO FUNDING II, LLC, a Delaware limited liability company (the "ISSUER"), CONSUMER PORTFOLIO SERVICES, INC., a California corporation ("CPS" or the "SELLER"), and CITIGROUP FINANCIAL PRODUCTS INC., a Delaware corporation, as Note Purchaser (in such capacity, together with any successors in such capacity, the "NOTE PURCHASER") and Administrative Agent (in such capacity, together with any successors in such capacity, the "ADMINISTRATIVE AGENT").

                                                 BACKGROUND

                  1. In connection with a securitization transaction, the Issuer, the Seller, the Note Purchaser and the Administrative Agent have previously entered into that certain Note Purchase Agreement, dated as of July 11, 2007 (the "ORIGINAL NOTE PURCHASE AGREEMENT").

                  2. Section 9.01 of the Original Note Purchase Agreement permits the Issuer, the Seller, the Administrative Agent and the Note Purchaser to amend the Original Note Purchase Agreement.

                  3. The Issuer, the Seller, the Note Purchaser and the Administrative Agent intend to change certain terms of the securitization transaction and to amend and restate the Original Note Purchase Agreement in its entirety to, among other things, reflect a prepayment of the Initial Class A-1 Notes (as defined below) in order to reduce the outstanding principal amount of the Initial Class A-1 Notes to $10,000,000, such prepayment to be comprised of one or more cash payments and Warrants. For purposes of determining the value of the Warrants with respect to such prepayment, the value of such shares will be calculated using the average closing price of CPS common stock for the seven days prior to the Effective Date.

                  4. On the Initial Closing Date, the Issuer and Wells Fargo Bank, National Association, a national banking association, as trustee (together with its successors in trust thereunder as provided in the Indenture referred to below, the "TRUSTEE"), entered into the Indenture, dated as of July 11, 2007 (the "ORIGINAL INDENTURE"), pursuant to which the Issuer issued two classes of notes designated as Class A-1 Variable Funding Notes (the "INITIAL CLASS A-1 NOTES") and Class A-2 Term Notes (the "INITIAL CLASS A-2 NOTES").

                  5. Contemporaneously with the execution and delivery of this Agreement, the Original Indenture shall be amended and restated by the parties thereto (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "INDENTURE") in order to provide for, among other things, the amendment and restatement of the Initial Class A-1 Notes in order to redesignate them as Class A-1 Term Notes (the "CLASS A-1 NOTES") and the amendment and restatement of the Initial Class A-2 Term Notes (the "CLASS A-2 NOTES" and, together with the Class A-1 Notes, the "NOTES").

                  6. The security for the Notes includes Residual Interest Assets representing residual interests in securitizations of motor vehicle retail installment contracts and installment promissory notes. The Notes are secured by the Residual Interest Assets together with the other Collateral, which have been pledged by the Issuer to the Trustee pursuant to the Indenture.

                  7. The Issuer acquired the Residual Interest Assets together with the other Conveyed Property from CPS pursuant to the Sale and Contribution Agreement dated as of July 11, 2007 (the "ORIGINAL SALE AND CONTRIBUTION AGREEMENT"), by and between the Issuer, as purchaser, CPS, as seller (in such capacity, the "SELLER").

                                      -1-
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                  8. Contemporaneously with the execution and delivery of this
Agreement, the Original Sale and Contribution Agreement shall also be amended and restated by the parties thereto (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "SALE AND CONTRIBUTION AGREEMENT").

                  9. CPS has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Seller for the benefit of the Note Purchaser, the Noteholders and the Administrative Agent.

                  Now, therefore, in consideration of the foregoing, other good and valuable consideration, and the mutual covenants and agreements contained herein, the parties hereto desire to amend and restate the Original Note Purchase Agreement and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 DEFINITIONS. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in Annex A hereto. The definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

                                   ARTICLE II
                         PURCHASE AND SALE OF THE NOTES

         SECTION 2.01 PURCHASE OF NOTES. On the terms and conditions set forth in the Original Indenture, the Original Sale and Contribution Agreement and the Original Note Purchase Agreement, and in reliance on the covenants, representations and agreements set forth therein, the Issuer issued and caused the Trustee to authenticate and deliver to the Note Purchaser the Initial Class A-1 Notes and the Initial Class A-2 Notes on the Initial Funding Date. On the terms and conditions set forth in the Indenture, the Sale and Contribution Agreement and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Initial Class A-1 Notes and the Initial Class A-2 Notes shall be amended and restated as of the Effective Date and the Issuer shall cause the Trustee to authenticate and deliver to the Note Purchaser the Notes on the Effective Date. The Notes shall be dated the Effective Date, registered in the name of the Note Purchaser, and duly authenticated in accordance with the provisions of the Indenture.

         SECTION 2.02 TERM. The term of the Class A-1 Notes (the "CLASS A-1 TERM") shall be for a period commencing on the Initial Closing Date and ending on the Class A-1 Scheduled Maturity Date. The term of the Class A-2 Notes (the "CLASS A-2 TERM") shall be for a period commencing on the Initial Closing Date and ending on the Class A-2 Scheduled Maturity Date. The Class A-1 Term (if the Class A-1 Invested Amount has not previously been reduced to zero) and the Class A-2 Term may be extended one time by the Issuer for only an additional twelve months (a) upon written notice to the Administrative Agent, the Note Purchaser and the Trustee given not (i) more than 45 days' prior to the Originally Scheduled Termination Date and (ii) less than 20 days' prior to the Originally Scheduled Termination Date (such written notice to include an Officer's Certificate of each of the Issuer and CPS certifying that an Extension Breach shall not have occurred as of the date of such notice) ("EXTENSION NOTICE"), (b) upon the payment of a renewal fee in the amount equal to 1.00% of the Aggregate Invested Amount as of the Originally Scheduled Facility Termination Date, (c) so long as the following conditions precedent are satisfied on and as of the Originally Scheduled Facility Termination Date: (i) there shall not have occurred as of the Originally Scheduled Facility Termination Date any Extension Breach; (ii) there shall not have occurred since the date of this Agreement a Material Adverse Change; and (iii) there shall not have occurred since the date of this Agreement a Material Adverse Effect and (d) if, as of the Originally


                                      -2-
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Scheduled Facility Termination Date, neither the Issuer nor CPS has received notice from the Administrative Agent to the effect that all conditions precedent set forth in this Section 2.02 have not been satisfied. In addition, if within 5 Business Days after the delivery of the Extension Notice to the Administrative Agent, the Note Purchaser and the Trustee, the Issuer does not receive a confirmation from the Administrative Agent that it agrees that no Extension Breach has occurred as of the date of such Extension Notice, an Extension Breach shall be deemed to have occurred. Upon the extension of the Class A-1 Term and the Class A-2 Term pursuant to this Section 2.02, each of the Issuer and CPS shall be deemed to have made a representation and warranty to the effect that all conditions precedent to such extension have been satisfied as of the Originally Scheduled Termination Date.

                                   ARTICLE III
                                INTEREST AND FEES

         SECTION 3.01 INTEREST.

                  (a) The Class A-1 Notes shall bear interest during each Interest Period at the Class A-1 Note Interest Rate.

                  (b) The Class A-2 Notes shall bear interest during each Interest Period at the Class A-2 Note Interest Rate.

                  (c) Interest on the Notes with respect to each Interest Period shall be due and payable on the Settlement Date occurring immediately subsequent to such Interest Period in accordance with the provisions of the Indenture.

                  All computations of interest shall be made on the basis of a year of 360 days and the actual number of days elapsed. Whenever any payment of interest on or principal of any Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest owed.

         SECTION 3.02 FEES.

                  (a) The Issuer and the Seller shall jointly and severally pay or cause to be paid to the reasonable out-of-pocket expenses of the Note Purchaser and the Administrative Agent, including legal fees and disbursements, in accordance with and subject to SECTION 9.05. In addition, the Issuer shall pay or cause to be paid to the Administrative Agent a monthly fee equal to $2,083 (the "ADMINISTRATIVE AGENT FEE") pursuant to SECTION 8.5 of the Indenture, and when applicable, pursuant to Section 5.7 of the Indenture.

                  (b) If the Issuer prepays the Notes in whole or in part on or prior to the date which is 45 days prior to the Class A-2 Facility Termination Date, the Issuer shall pay or cause to be paid to the Noteholders a prepayment fee equal to 2.00% of the Invested Amount so prepaid (any such prepayment fee, an "PREPAYMENT Fee"). For the avoidance of doubt, the payment of the Required Noteholders' Principal Distributable Amount on any Settlement Date shall not constitute a prepayment for purposes of this Section.

         SECTION 3.03 INCREASED COSTS, ETC. The Issuer agrees to reimburse the Note Purchaser for an increase in the cost of, or any reduction in the amount of any sum receivable by the Note Purchaser, including reductions in the rate of return on the Note Purchaser's capital, in respect of the Notes that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation reinterpretation or phase-in, in each case, after the Initial Funding Date, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by SECTIONS 3.05 and 3.06, respectively. Each such demand shall be provided to the Issuer in writing


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and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Note Purchaser for such increased cost or reduced amount or return.

         SECTION 3.04 FUNDING LOSSES. The Issuer agrees to indemnify each Party and to hold each Party harmless from any loss or reasonable expense (to the extent not otherwise paid as interest on the Notes) which such Party may sustain or incur as a consequence of the making of a principal payment with respect to a Note on a day that is not a Settlement Date or the making of any prepayment with respect to a Note with less than five (5) days prior written notice. This covenant shall survive the termination of this Note Purchase Agreement and the payment of all other amounts payable hereunder.

         SECTION 3.05 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in, in each case after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by the Note Purchaser or any Person controlling the Note Purchaser and the Note Purchaser reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of its commitment is reduced to a level below that which the Note Purchaser or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by the Note Purchaser to the Issuer, the Issuer shall pay to the Note Purchaser an incremental commitment fee sufficient to compensate the Note Purchaser or such controlling Person for such reduction in rate of return.

         SECTION 3.06 TAXES. All payments by the Issuer of principal of, and interest on, the Notes and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of the Note Purchaser, taxes imposed on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction in which the Note Purchaser is organized or is operating or any political subdivision thereof, in each case other than as a result of its entering into the Basic Documents (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Issuer hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Issuer will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Note Purchaser or its agent an official receipt or other documentation evidencing such payment to such authority; and

                  (c) pay to the Note Purchaser or its agent such additional amount or amounts as is necessary to ensure that the net amount actually received by the Note Purchaser will equal the full amount the Note Purchaser would have received had no such withholding or deduction been required.

                  Moreover, if any Taxes are directly asserted against the Note Purchaser with respect to any payment received by the Note Purchaser or its agent, the Note Purchaser or such agent may pay such Taxes and the Issuer will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Note Purchaser would have received had not such Taxes been asserted. The Note Purchaser shall make all reasonable efforts to avoid the imposition of any Taxes that would give rise to an additional payment under this
SECTION 3.06.

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                  In addition, the Issuer, agrees to pay, and authorizes the
Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Basic Document or any transaction contemplated therein, but excluding in the case of the Note Purchaser, taxes imposed on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction in which the Note Purchaser is organized or is operating or any political subdivision thereof (such non-excluded items being called, collectively, "OTHER TAXES").

                  The Issuer shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Note Purchaser for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Note Purchaser and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Note Purchaser (or of the Administrative Agent on behalf of such Note Purchaser) claiming any compensation under this clause, setting forth the amounts to be paid thereunder and delivered to the Issuer with copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, the Administrative Agent and such Note Purchaser may use any reasonable averaging and attribution methods.

                  If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Note Purchaser or its agent the required receipts or other required documentary evidence, the Issuer shall indemnify the Note Purchaser and its agent, if any, for any incremental Taxes, interest or penalties that may become payable by the Note Purchaser or its agent as a result of any such failure. For purposes of this SECTION 3.06, a distribution hereunder by the agent for the Note Purchaser shall be deemed a payment by the Issuer.

                  Upon the request of the Issuer, the Note Purchaser, if it is organized under the laws of a jurisdiction other than the United States, shall, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, execute and deliver to the Issuer on or about the first scheduled payment date in each calendar year thereafter, one or more (as the Issuer may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to the Note Purchaser is exempt from withholding or deduction of Taxes. The Issuer shall not, however, be required to pay any increased amount under this SECTION 3.06 to the Note Purchaser if the Note Purchaser fails to comply with the requirements set forth in this paragraph.

         SECTION 3.07 DETERMINATION OF MARKET VALUE; MANDATORY PREPAYMENT. On any Business Day, (i) if the Aggregate Invested Amount of the Notes is equal to or greater than $65 million, (ii) upon and subsequent to the occurrence of any Event of Default or Principal Coverage Ratio Violation, (iii) upon and subsequent to a Shadow Rating Failure or (iv) upon the occurrence of any of the events set forth in Section 10(b) of the Warrant (each such Business Day, a "VALUATION DATE"), the Administrative Agent will have the right to value the Pledged Residual Interest Certificates on a mark-to-market basis. On any Valuation Date, on which (i) a Collateral Deficiency exists, (ii) the Aggregate Invested Amount of the Notes is equal to or greater than $65 million and (iii) there shall not have occurred on or prior to such date an Event of Default, a Principal Coverage Ratio Violation, a Shadow Rating Failure or any of the events set forth in Section 10(b) of the Warrant, the Issuer shall, not later than ten Business Days after its receipt of notice from the Administrative Agent of such Collateral Deficiency, prepay the Aggregate Invested Amount of the Notes sequentially by an amount equal to such Collateral Deficiency. On any other Valuation Date, in the event a Collateral Deficiency exists on such Valuation Date, the Issuer shall, not later than one Business Day after its receipt of notice from the Administrative Agent of such Collateral Deficiency, prepay the Aggregate Invested Amount of the Notes by an amount equal to such Collateral Deficiency. For the avoidance of doubt, the Administrative Agent shall have the right in its sole discretion, absent manifest error, to determine whether a Principal Coverage Ratio Violation has occurred and to calculate the Class A Principal Coverage Ratio and the Collateral Deficiency.

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         SECTION 3.08 ILLEGALITY; SUBSTITUTED INTEREST RATES. Notwithstanding
any other provisions herein, (a) if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for the Note Purchaser to make or maintain any Notes at the LIBOR rate as contemplated by this Agreement, or (b) in the event that the Note Purchaser shall have determined (which determination shall be conclusive and binding upon the Issuer) that by reason of circumstances affecting the LIBOR interbank market neither adequate nor reasonable means exist for ascertaining the LIBOR rate, or (c) the Note Purchaser shall have determined (which determination shall be conclusive and binding on the Issuer) that the applicable LIBOR rate will not adequately and fairly reflect the cost to the Note Purchaser of maintaining or funding the Notes based on such applicable LIBOR rate (provided that the parties hereto acknowledge and agree that the Note Purchaser shall only make such determination if the published LIBOR rate used by the Note Purchaser does not accurately reflect the actual LIBOR rate), (x) the obligation of the Note Purchaser to make or maintain the Notes at the LIBOR rate shall forthwith be suspended and the Note Purchaser shall promptly notify the Issuer thereof (by telephone confirmed in writing) and (y) each Note then outstanding, if any, shall, from and including the date that is forty-five (45) days after the Issuer's receipt of notice from the Note Purchaser of the occurrence of any condition set forth in clauses (a), (b) or (c), or at such earlier date as may be required by law, until payment in full thereof, bear interest at the rate per annum equal to the greater of (i) the Prime Rate and (ii) the rate of interest (including the Applicable Margin) in effect on the date immediately preceding the date any event described in clause (a), (b) or (c) occurred (calculated on the basis of the actual number of days elapsed in a year of 360 days). If subsequent to such suspension of the obligation of the Note Purchaser to make or maintain the Notes at the LIBOR rate it becomes lawful for the Note Purchaser to make or maintain the Notes at the LIBOR rate, or the circumstances described in clause (b) or (c) above no longer exist, the Note Purchaser shall so notify the Issuer and its obligation to do so shall be reinstated effective as of the date it becomes lawful for the Note Purchaser to make or maintain the Notes at the LIBOR rate or the circumstances described in clause (b) or (c) above no longer exist.

                                   ARTICLE IV
                               OTHER PAYMENT TERMS

         SECTION 4.01 TIME AND METHOD OF PAYMENT. All amounts payable to the Note Purchaser hereunder or with respect to the Notes shall be made by wire transfer of immediately available funds in Dollars not later than 4:00 p.m., New York City time, on the date due. Any funds received after that time will be deemed to have been received on the next Business Day.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01 REPRESENTATIONS AND WARRANTIES OF THE ISSUER. (I) The Issuer made certain representations and warranties, on which (i) the Note Purchaser relied in purchasing the Notes, (ii) the Trustee relied in receiving a security interest in the Residual Interest Assets and the other Collateral related thereto under the Indenture and (iii) the Administrative Agent and the Note Purchaser relied in executing the Original Note Purchase Agreement on the Initial Closing Date. Such representations and warranties were made as of the Initial Closing Date, as of the Initial Funding Date and as of each Funding Date after the Initial Funding Date. In addition, the Issuer will make the following representations and warranties as of the Effective Date and as of each Settlement Date (other than Section 5.01(I)(l)), on which (i) the Administrative Agent and the Note Purchaser relied in executing this Agreement on the Effective Date and (ii) the Trustee relied in executing the Indenture on the Effective Date.

                  (a) SALE AND CONTRIBUTION AGREEMENT. Each of the representations and warranties of the Purchaser set forth in the Sale and Contribution Agreement is true and correct.

                  (b) OTHER OBLIGATIONS. The Issuer is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Basic Documents to which it is a party or in any other agreement or instrument to which it is a party or by which it is bound.

                  (c) NO PUBLIC OFFERING OF THE NOTES. Neither the Issuer nor, to the best of the Issuer's knowledge after due inquiry, anyone acting on the Issuer's behalf, has offered, pledged, sold or otherwise disposed of any Note or any interest therein or solicited any offer to buy or accept a transfer, pledge or other disposition of any Note or any interest therein or otherwise approached or negotiated with respect to any Note or any interest therein, with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a public distribution of the Notes under the Securities Act, or which would render the disposition of any Note a violation of Section 5 of the Securities Act or any State securities laws, or require registration or qualification pursuant thereto.

                  (d) NO REGISTRATION UNDER THE SECURITIES ACT. Assuming the Note Purchaser is not purchasing the Notes with a view toward further distribution and that the Note Purchaser has not engaged in any general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Indenture is not required to be qualified under the Trust Indenture Act.

                  (e) REGULATIONS T, U AND X. No proceeds of any Note will be used, directly or indirectly, by the Issuer for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any Note to be a "purpose credit" within the meaning of Regulation U. The use of the proceeds from any Note will not violate or otherwise conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  (f) INVESTMENT COMPANY STATUS. The Issuer is not, nor will the consummation of the transactions contemplated by the Basic Documents cause the Issuer to be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or a company "controlled" by an investment company within the meaning of the Investment Company Act. The consummation of the transactions contemplated by the Basic Documents will not violate any provision of the Investment Company Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. The Issuer is not subject to regulation under any applicable law (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur Indebtedness.

                  (g) FULL DISCLOSURE. The information, reports, financial statements, exhibits, schedules, officer's certificates and other documents furnished by or on behalf of the Issuer to the Seller, the Note Purchaser, the Administrative Agent or the Trustee in connection with the negotiation, preparation, delivery or performance of this Agreement, the Notes, the Indenture, the Sale and Contribution Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, taken as a whole, are true and correct (or, in the case of projections, are based on good faith reasonable estimates) on the date as of which such information is stated or certified and do not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading. All such financial statements fairly present the financial condition of the Issuer as of the date specified therein (subject to normal year-end audit adjustments) all in accordance with GAAP.

                  (h) COLLATERAL SECURITY.

                           (i) The Issuer owns and will own, and has and will have good title to each item that it pledges as Collateral, free and clear of any and all Liens (including, without limitation, any tax liens), other than Liens created in favor of the Trustee pursuant to the Indenture or Liens that are released immediately prior to such pledge.

                           (ii) The Indenture is effective to create, as collateral security for the Notes, a valid and enforceable Lien on the Collateral in favor of the Trustee. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office, except such as have been or may hereinafter be filed pursuant to this Agreement evidencing the Issuer Secured Parties' first priority Lien therein, or except such as shall be terminated as to the Collateral no later than immediately prior to the pledge of such Collateral to the Trustee in favor of the Issuer Secured Parties under this Agreement.

                           (iii) Upon filing of the financing statement delivered to the Administrative Agent and the Trustee by the Issuer on or prior to the Initial Funding Date with the Secretary of State of the State of Delaware (which financing statement was in proper form for filing in such jurisdiction and accurately described the Collateral), the Lien created pursuant to the Indenture constituted, and such Lien currently constitutes a perfected security interest in the Collateral in favor of the Trustee for the benefit of the Issuer Secured Parties, which Lien is and will be prior to all other Liens of all other Persons that may be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code and which Lien is enforceable as such as against all other Persons.

                           (iv) Upon delivery of Residual Interest Certificates to the Trustee in accordance with Section 2.1(a) of the Sale and Contribution Agreement, the Lien created pursuant to the Indenture constituted, and such Lien currently constitutes, a perfected security interest in such Residual Interest Certificates in favor of the Trustee for the benefit of the Issuer Secured Parties, which Lien is and will be prior to all other Liens of all other Persons that may be perfected by possession of such Residual Interest Certificates under Article 9 of the Uniform Commercial Code and which Lien is enforceable as such as against all other Persons.

                  (i) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

                  (j) OWNERSHIP OF PROPERTIES. The Issuer has good and marketable title to any and all of its properties and assets, subject only to a Lien under the Indenture.

                  (k) LEGAL COUNSEL, ETC. The Issuer has consulted with its own legal counsel and independent accountants to the extent it has deemed necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated by this Agreement and the other Basic Documents, and the Issuer is not participating in such transactions in reliance on any representations of the Note Purchaser, the Administrative Agent or their respective Affiliates, or its counsel, with respect to tax, accounting, regulatory or any other matters.

                  (l) BASIC DOCUMENTS. The Issuer has furnished to the Note Purchaser true, accurate and complete copies of all other Basic Documents to which it is a party as of the Closing Date, all of which Basic Documents are in full force and effect as of the Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date. No party to any Basic Document is in default under any of its obligations thereunder.

                  (m) RESIDUAL INTEREST CERTIFICATES. Each Residual Interest Certificate was issued pursuant to an Eligible Committed Securitization.

                  (n) NO FRAUDULENT CONVEYANCE. As of the Initial Funding Date and as of each Funding Date, the fair value of the assets of the Issuer was greater than the fair value of its liabilities (including, without limitation, contingent liabilities of the Issuer), and the Issuer was, is and will be solvent, does and will pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. The Issuer does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature.

The Issuer is not in default under any material obligation to pay money to any Person. The Issuer is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer or any of its assets. The Issuer has not transferred any Collateral with any intent to hinder, delay or defraud any of its creditors. The Issuer has not used, and will not use, the proceeds from the transactions contemplated by this Agreement or any other Basic Document to give any preference to any creditor or class of creditors. The Issuer has given fair consideration and reasonably equivalent value in exchange for the sale of the Residual Interest Assets by CPS under the Sale and Contribution Agreement.

                  (o) NO OTHER BUSINESS. The Issuer engages in no business activities other than the purchase of the Residual Interest Assets, pledging the Collateral to the Trustee under the Indenture, transferring Residual Interest Assets in connection with securitizations or third-party sales, issuing the Notes and other activities relating to the foregoing to the extent permitted by the organizational documents of the Issuer as in effect on the date such activity is engaged in, or as amended with the prior written consent of the Administrative Agent. Without limitation of the foregoing, the Issuer is not an issuer of securities other than the Notes or a borrower under any loan or financing agreement, facility or other arrangement other than the facility established pursuant to this Agreement and the other Basic Documents.

                  (p) NOTES ENTITLED TO BENEFIT OF THE INDENTURE. The Notes purchased by the Note Purchaser hereunder will be entitled to the benefit of the security provided in the Indenture.

                  (q) NO INDEBTEDNESS. The Issuer has no Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of the Basic Documents.

                  (r) ERISA. The Issuer does not maintain any Plans, and the Issuer agrees to notify the Administrative Agent in advance of forming any Plans. Neither the Issuer nor any Affiliate of the Issuer (other than MFN under the MFN Financial Corporation Pension Plan and CPS under its defined contribution (401(k)) plan) has any obligations or liabilities with respect to any Plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made. The Issuer will give written notice to the Administrative Agent if at any time it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan. All Plans maintained by the Issuer or any Affiliate are in substantial compliance with all applicable laws (including ERISA). The Issuer is not an employer under any Multiemployer Plan.

                  (s) OWNERSHIP OF ISSUER. CPS owns beneficially and of record 100% of membership interests in the Issuer free and clear of all Liens. The Issuer is a disregarded entity for federal income tax purposes and no election has been made or will be made to treat the Issuer as a corporation or an association taxable as a corporation for federal income tax purposes. Each Residual Interest Certificate represents an interest in a Trust with respect to which an opinion of counsel was rendered that such Trust is not taxable as a corporation for federal income tax purposes and to the Issuer's knowledge such opinion is still correct.

                  (II) In addition to the representations and warranties set forth in Section 5.01(I) above, the Issuer makes the following representations and warranties on which each of the Note Purchaser, the Administrative Agent and the Trustee are relying upon in entering in the Basic Documents as of the Effective Date (other than Section 5.01(I)(l) and Section 5.01(II)(b)). In addition, the Issuer will make the following representations and warranties as of each Settlement Date.

                  (a) MAINTENANCE OF SECURITY INTEREST. All financing statements and continuation statements and amendments thereto, if any, have been executed and filed that are necessary to continue and maintain the perfection of the first priority security interest of the Trustee for the benefit of the Issuer Secured Parties in the Collateral and their proceeds.

                  (b) NO PRINCIPAL COVERAGE RATIO VIOLATION. Except as otherwise disclosed to the Administrative Agent on the Settlement Date Statement relating to any Settlement Date, no Principal Coverage Ratio Violation has occurred.

                  (c) BASIC DOCUMENTS. The Issuer has furnished to the Note Purchaser true, accurate and complete copies of all other Basic Documents to which it is a party as of the Effective Date, all of which Basic Documents are in full force and effect as of the Effective Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date. No party to any Basic Document is in default under any of its obligations thereunder.

         SECTION 5.02 REPRESENTATIONS AND WARRANTIES OF CPS. (I) CPS made certain representations and warranties, on which the Issuer relied in purchasing the Residual Interest Assets, on which the Note Purchaser relied in purchasing the Notes, on which the Note Purchaser and the Administrative Agent relied in executing the Original Note Purchase Agreement and on which the Trustee relied in executing the Original Indenture. Such representations and warranties were made as of the Initial Closing Date and as of each Funding Date after the Initial Funding Date. In addition, CPS will make the following representations and warranties as of the Effective Date and as of each Settlement Date, on which
(i) the Administrative Agent and the Note Purchaser relied in executing this Agreement on the Effective Date and (ii) the Trustee relied in executing the Indenture on the Effective Date.

                  (a) SALE AND CONTRIBUTION AGREEMENT. Each of the representations and warranties of the Seller in the Sale and Contribution Agreement is true and correct.

                  (b) INVESTMENT COMPANY STATUS. CPS is not, nor will the consummation of the transactions contemplated by the Basic Documents cause CPS to be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act or a company "controlled by" an investment company within the meaning of the Investment Company Act. The consummation of the transactions contemplated by this Agreement and each other Basic Document to which CPS is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. CPS is not subject to regulation under any applicable law (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur Indebtedness.

                  (c) NO MATERIAL ADVERSE EFFECT; NO DEFAULT. (i) Neither CPS nor any of its Affiliates is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have, and no provision of applicable law or governmental regulation has had or could reasonably be expected to have a Material Adverse Effect and (ii) neither CPS nor any of its Affiliates is in default under or with respect to any contract, agreement, lease or other instrument to which CPS or any of its Affiliates is a party and which is material to CPS's or such Affiliate's condition (financial or otherwise), business, operations or properties, and neither CPS nor any of its Affiliates has delivered or received any notice of default thereunder, other than such defaults as have been waived.

                  (d) REPRESENTATIONS AND WARRANTIES OF CPS UNDER BASIC DOCUMENTS. Each representation and warranty made by it in each Basic Document to which it is a party (including any representation and warranties made by it as Seller) is true and correct as of the date originally made, as of the Initial Funding Date, as of each Funding Date, as of the Effective Date and as of each Settlement Date.

                  (e) NO PUBLIC OFFERING OF NOTES. Neither CPS nor, to the best of CPS's knowledge after due inquiry, anyone acting on CPS's behalf, has offered, transferred, pledged, sold or otherwise disposed of any Note or any interest therein, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Note or any interest therein or otherwise approached or negotiated, with respect to any Note or any interest therein, with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a public distribution of the Notes under the Securities Act, or which would render the disposition of any Note a violation of Section 5 of the Securities Act or any state securities laws, or require registration or qualification pursuant thereto.

                  (f) REGULATIONS T, U AND X. No proceeds of any sale hereunder will be used, directly or indirectly, by CPS for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any sale hereunder to be a "purpose credit" within the meaning of Regulation U. The use of the proceeds from the issuance of the Notes will not violate or otherwise conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  (g) SECURITY INTEREST. Notwithstanding the intent of the parties set forth in Section 6.3 of the Sale and Contribution Agreement, the Sale and Contribution Agreement is effective to create valid and enforceable Liens on the Conveyed Property in favor of the Issuer. Upon filing of the financing statement delivered to the Administrative Agent and the Trustee by CPS on or prior to the Initial Funding Date in each jurisdiction (including, without limitation, the State of California) in which required by applicable law (which financing statement was in proper form for filing in each such jurisdiction and accurately describes the Collateral), the Lien created pursuant to the Sale and Contribution Agreement constituted, and such Lien currently constitutes a first priority perfected security interest in the Conveyed Property in favor of the Issuer, which Lien is and will be prior to all other Liens and which Lien is enforceable as such as against all Persons.

                  (h) FULL DISCLOSURE. The information, reports, financial statements, exhibits, schedules, officer's certificates and other documents furnished by or on behalf of CPS, the Seller or any of their respective Affiliates to the Issuer, the Purchaser, the Note Purchaser, the Administrative Agent or the Trustee in connection with the negotiation, preparation, delivery or performance of the Original Note Purchase Agreement, the Initial Class A-1 Notes, the Initial Class A-2 Notes, the Original Sale and Contribution Agreement, the Original Indenture and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, taken as a whole, are true and correct in every material respect (or, in the case of projections, are based on good faith reasonable estimates) on the date as of which such information is stated or certified and do not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading. All such financial statements fairly present the financial condition of CPS or such Affiliates as of the date specified therein (subject to normal year-end audit adjustments) all in accordance with GAAP. On such date, neither CPS nor any of its Affiliates had any material contingent liabilities, liabilities for taxes, or unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in such financial statements as of such date. There is no fact known to CPS or any of its Affiliates, after due inquiry, that could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Note Purchaser or the Administrative Agent for use in connection with the transactions contemplated hereby or thereby.

                  (i) ERISA. Neither CPS nor any of its Affiliates maintain any Plans (other than CPS's defined contribution (401(k)) plan and the MFN Financial Corporation Pension Plan), and CPS agrees to notify the Administrative Agent in writing in advance of forming any Plans. Neither CPS nor any of its Affiliates has any obligations or liabilities with respect to any Plans or Multiemployer Plans (other than CPS's defined contribution (401(k)) plan and the MFN Financial Corporation Pension Plan), nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made. CPS will give prior written notice to the Administrative Agent if at any time it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan. All Plans maintained by CPS or any of its Affiliates are in substantial compliance with all applicable laws (including ERISA). CPS is not an employer under any Multiemployer Plan.

                  (j) [RESERVED].

                  (k) [RESERVED].

                  (l) Each of CPS and its Affiliates is in compliance in all material respects with all agreements to which it is bound under all applicable ABS Issuance Agreements. The Issuer has made available to the Administrative Agent true and complete copies of all ABS Issuance Agreements and related transaction and other closing documents. Each party to the applicable ABS Issuance Agreements has performed in all material respects all of its respective obligations thereunder, and there is no pending or threatened cancellation of any ABS Issuance Agreement, and neither CPS nor any of its Affiliates has received any notice to the effect that any party to any ABS Issuance Agreement intends to cease doing business with CPS or any of its Affiliates.

                  (m) Neither CPS nor any of its Affiliates, including any issuer or depositor in any Securitization (a "SECURITIZATION ISSUER"), and no servicer with respect to a Securitization, has taken any action which would cause any trust, corporation, partnership or other entity ("SECURITIZATION ENTITY") to be registered as an investment company pursuant to the Investment Company Act, or which would cause any Securitization Entity to be "controlled by" an investment company within the meaning of the Investment Company Act.

                  (n) Each Securitization Issuer and each servicer with respect to a Securitization has made all filings required to be made by or under the Securities Exchange Act of 1934, as amended. There is no pending or threatened claim that any private placement memorandum or other offering document, or any amendments or supplements thereto contained, as of the date on which it was issued by a Securitization Entity in any Securitization, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No securities were issued or sold by CPS or any of its Affiliates in violation of Section 5 of the Securities Act of 1933, as amended, in any Securitization.

                  (o) No Securitization Issuer, no depositor or servicer with respect to a Securitization and no entity serving as trustee for any Securitization has taken any action which would adversely affect the characterization or tax treatment for federal, state or local income or franchise tax purposes of any Securitization Entity or any securities issued in a Securitization, and all required federal, state and local tax and information returns relating to any Securitization have been properly filed.

                  (p) Since June 30, 2007, no rating agency has downgraded, or given the CPS any indication that it is considering a downgrading of any securities issued in any Securitization Transaction that has not been disclosed in writing to the Administrative Agent, other than a downgrade resulting solely from a downgrade in the rating of the related monoline insurer.

                  (q) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither CPS nor any of its Affiliates has done or failed to do, or has caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (x) any approvals of any rating agency, insurer, investor or other party to any ABS Issuance Agreement, or (y) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by any agency, insurer or investor, or other party to any ABS Issuance Agreement.

                  (r) Each Transferred Residual Interest Certificate and each Pledged Residual Interest Certificate are substantially the form of the Residual Interest Certificates transferred by CPS to the Issuer and pledged by the Issuer to the Trustee, for the benefit of the Issuer Secured Parties, on the Initial Funding Date and on each Funding Date.

                  (II) In addition to the representations and warranties set forth in Section 5.02(I) above, CPS makes the following representations and warranties on which each of the Note Purchaser, the Administrative Agent and the Trustee are relying upon in entering in the Basic Documents as of the Effective Date. In addition, CPS will make the following representations and warranties as of each Settlement Date.

                  (a) MAINTENANCE OF SECURITY INTEREST. As of the Effective Date and as of each Settlement Date, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to continue and maintain the perfection of the first priority security interest of the Issuer in the Conveyed Property.

                  (b) FULL DISCLOSURE. The information, reports, financial statements, exhibits, schedules, officer's certificates and other documents furnished by or on behalf of CPS, the Seller or any of their respective Affiliates to the Issuer, the Purchaser, the Note Purchaser, the Administrative Agent or the Trustee in connection with the negotiation, preparation, delivery or performance of this Agreement, the Class A-1 Notes, the Class A-2 Notes, the Sale and Contribution Agreement, the Indenture and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, taken as a whole, are true and correct in every material respect (or, in the case of projections, are based on good faith reasonable estimates) on the date as of which such information is stated or certified and do not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading. All such financial statements fairly present the financial condition of CPS or such Affiliates as of the date specified therein (subject to normal year-end audit adjustments) all in accordance with GAAP. On such date, neither CPS nor any of its Affiliates had any material contingent liabilities, liabilities for taxes, or unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in such financial statements as of such date. There is no fact known to CPS or any of its Affiliates, after due inquiry, that could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Note Purchaser or the Administrative Agent for use in connection with the transactions contemplated hereby or thereby.

         SECTION 5.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE NOTE PURCHASER. The Note Purchaser hereby covenants to the Issuer and the Seller that it will perform the obligations required of it under the Basic Documents in accordance with the terms of the Basic Documents. In addition, the Note Purchaser represents and warrants to the Issuer and the Seller, (i) with respect to clauses (a) through (e) below, as of the Initial Funding Date and (ii) with respect to clauses (f) and (g) below, as of the Effective Date (or, with respect to (i) and (ii), as of a subsequent date on which a successor or assignee of the Note Purchaser shall become a party hereto, in which case such successor or assignee hereby represents and warrants to the Issuer and the Seller), that:

                  (a) it has had an opportunity to discuss the Issuer's and the Seller's business, management and financial affairs, and the terms and conditions of the transactions contemplated by the Basic Documents, with the Issuer and the Seller and their respective representatives;

                  (b) it is either (i) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (ii) an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Notes;

                  (c) it is purchasing the Notes for its own account, or for the account of one or more (i) "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act or (ii) "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in SUBSECTION (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

                  (d) it understands that the Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that the Issuer is not required to register the Notes, and that any transfer must comply with provisions of Section 2.5 of the Indenture and SECTION 9.17 hereof;

                  (e) it understands that the Notes will bear the legend set out in the forms of Notes attached as EXHIBITS A-1 AND A-2 to the Indenture and be subject to the restrictions on transfer described in such legend;

                  (f) it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes; and

                  (g) this Agreement has been duly and validly authorized, executed and delivered by the Note Purchaser and constitutes a legal, valid, binding obligation of the Note Purchaser, enforceable against the Note Purchaser in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                                   ARTICLE VI
                                   CONDITIONS

         SECTION 6.01 CONDITIONS PRECEDENT TO THE EFFECTIVENESS. This Agreement shall be effective as of the Effective Date upon the satisfaction of the following conditions precedent:

                  (a) the issuance of the duly executed and authorized Warrants pursuant to this Agreement, substantially in the form attached as EXHIBIT A hereto, registered in the name of Citigroup Global Markets Inc.;

                  (b) receipt by the Administrative Agent of (i) one or more cash prepayments in respect of principal of the Initial Class A-1 Note in the aggregate amount of $12,765,243.93 and (ii) one or more cash prepayments in respect of interest on the Initial Class A-1 Note in the aggregate amount of $145,376.77;

                  (c) all consents, waivers and approvals necessary for the consummation of the transactions contemplated by the Basic Documents shall have been obtained and shall be in full force and effect;

                  (d) confirmation satisfactory to the Administrative Agent that all conditions to the amendment and restatement of the Initial Class A-1 Notes and the Initial Class A-2 Notes under the Indenture and the other Basic Documents have been satisfied;

                  (e) the Note Purchaser shall have received (i) a duly executed, authorized and authenticated Class A-1 Note registered in its name and stating that the principal amount thereof is equal to the Class A-1 Facility Amount, and (ii) a duly executed, authorized and authenticated Class A-2 Note registered in its name and stating that the principal amount thereof is equal to the Class A-2 Facility Amount;

                  (f) CPS shall have paid all fees and expenses required to be paid by CPS and the Issuer on or prior to the Effective Date, including all fees and expenses required under SECTION 9.05(a) hereof;

                  (g) confirmation satisfactory to the Administrative Agent that the Notes purchased by the Note Purchaser hereunder shall be entitled to the benefit of the security provided in the Indenture and shall constitute the legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (h) no Material Adverse Change shall have occurred since June 15, 2008;

                  (i) the Administrative Agent shall have received:

                           (i) a duly executed and delivered original counterpart of each Basic Document, including the Guaranty, in the form of which is attached as EXHIBIT B hereto, each such document being in full force and effect;

                           (ii) certified copies of charter documents and each amendment thereto, and resolutions of the Board of Directors or other governing authority of each of the Issuer and the Seller authorizing or ratifying the execution, delivery and performance of all Basic Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each of the Issuer and the Seller as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                           (iii) a certificate of the Secretary or an Assistant Secretary of the Issuer and the Seller, as applicable, certifying the names and the signatures of its officer or officers authorized to sign all transaction documents to which it is a party;

                           (iv) a certificate of a senior officer of CPS to the effect that the representations and warranties of CPS and the Seller in this Agreement and the other Basic Documents to which either of them is a party are true and correct as of the Effective Date, and that each of CPS and the Seller has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Effective Date;

                           (v) a certificate of a senior officer of the Issuer to the effect that the representations and warranties of the Issuer and the Purchaser in this Agreement and the other Basic Documents to which either of them is a party are true and correct as of the Effective Date and that each of the Issuer and the Purchaser have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Effective Date;

                           (vi) legal opinions (including opinions relating to true sale, non-consolidation and other bankruptcy matters, tax, UCC with respect to perfection and priority of the Trustee's security interest in the Collateral, securities law relating to the Class A-1 Notes, the Class A-2 Notes and the Warrants, Investment Company Act relating to Investment Company Act matters, enforceability, corporate matters, an opinion pursuant to Section 9.2 of the Original Indenture and an opinion from the Trustee with respect to general matters) in form and substance satisfactory to the Note Purchaser and its counsel;

                           (vii) confirmation satisfactory to the Administrative Agent that all necessary UCC filings have been made and delivery to the Administrative Agent and its legal counsel of applicable UCC search reports dated as of July 3, 2008;

                           (viii) payment of reasonable out-of-pocket fees and expenses of the Note Purchaser and the Administrative Agent in accordance with SECTION 3.02(a) hereof;

                           (ix) copies of certificates or other evidence from the Secretary of State or other appropriate authority of the States of Delaware and California, evidencing the good standing of the Issuer and the Seller in the States of Delaware and California, in each case, dated no earlier than 5 days prior to the Effective Date;

                           (x) confirmation satisfactory to the Administrative Agent that a Trust Receipt was issued by the Trustee pursuant to
         SECTION 2.12 of the Indenture with respect to the Pledged Residual Interest Certificates funded on each Funding Date;

                           (xi) such other documents, opinions and information as the Note Purchaser may reasonably request;

                  (j) confirmation satisfactory to the Administrative Agent that the Issuer has irrevocably instructed the trustee and/or paying agent under the ABS Issuance Agreements related to any Pledged Residual Interest Assets funded on each Funding Date, providing for, among other things, all payments payable in respect of the related Pledged Residual Interest Assets to be paid directly to the Collection Account for the benefit of the Issuer Secured Parties;

                  (k) an update satisfactory to the Administrative Agent with respect to litigation matters relating to CPS or any Affiliates of CPS; and

                  (l) CPS and the Administrative Agent shall have mutually agreed upon the form of the Settlement Date Statement attached as EXHIBIT E to the Indenture.

                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.01 AFFIRMATIVE COVENANTS. Prior to the termination of this Agreement and each other Basic Document and the indefeasible payment of all obligations hereunder and thereunder:

                  (a) NOTICE OF DEFAULTS, LITIGATION, ADVERSE JUDGMENTS, ETC. CPS or the Issuer, as applicable, shall give notice to Administrative Agent promptly in writing:

                           (i) upon CPS or the Issuer, as the case may be, becoming aware of, and in any event within two (2) Business Days after, the occurrence of any Event of Default or Default or any event of default or default under any other Basic Document or any other material agreement of CPS or any Specified Affiliate of CPS;

                           (ii) upon, and in any event within two (2) Business Days after, service of process on CPS or the Issuer, as the case may be, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting CPS, the Issuer or any other Specified Affiliate of CPS (x) that questions or challenges the validity or enforceability of any of the Basic Documents, (y) in which the amount in controversy exceeds $1,000,000 or (z) that could reasonably be expected to have a Material Adverse Effect;

                           (iii) upon, and in any event within two (2) Business Days after, CPS or the Issuer, as the case may be, becoming aware of any event or change in circumstances that could reasonably be expected to (A) have a Material Adverse Effect, (B) constitute a Material Adverse Change or (C) cause an Event of Default;

                           (iv) upon, and in any event within two (2) Business Days after, CPS or the Issuer, as the case may be, becoming aware of entry of a judgment or decree in respect of CPS, the Issuer or any other Specified Affiliate of CPS, its respective assets or any of the Collateral in an amount in excess of $1,000,000; and

                           (v) upon any governmental inquiry, whether formal or informal, or the initiation of any legal process, litigation, arbitration, or administrative, regulatory or judicial investigation against or concerning the CPS, the Issuer or any other Specified Affiliate of CPS potentially involving an amount (i) in excess of $1,000,000 or (ii) less than $1,000,000 and is otherwise material, including without limitation any putative class action.

         Each notice pursuant to this subsection (a) shall be accompanied by a statement of an officer of CPS or the Issuer, as applicable, setting forth details of the occurrence referred to therein and stating what action CPS and the Issuer, as the case may be, have taken or propose to take with respect thereto.

                  (b) TAXES. Each of CPS and the Issuer shall pay and discharge all taxes and governmental charges upon it (including as a result of being a member of any consolidated or unitary tax group) or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except to the extent that CPS or the Issuer, as applicable, shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof in accordance with GAAP.

                  (c) CONTINUITY OF BUSINESS AND COMPLIANCE WITH AGREEMENT AND LAW. Each of CPS and the Issuer shall:

                           (i) preserve and maintain its legal existence;

                           (ii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities and other Requirements of Law (including, without limitation, Consumer Laws and all environmental laws);

                           (iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

                           (iv) not move its chief executive office or chief operating office from the addresses referred to herein or change its jurisdiction of organization unless it shall have provided the Administrative Agent 30 days prior written notice of such change;

                           (v) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

                           (vi) continue in business in a prudent, reasonable and lawful manner with all licenses, rights, permits, franchises and qualifications necessary to perform its respective obligations under this Agreement, the Sale and Contribution Agreement, the Notes and the other Basic Documents.

                  (d) OWNERSHIP OF THE ISSUER. CPS shall own beneficially and of record 100% of the membership interests in the Issuer free and clear of all Liens.

                  (e) [RESERVED.]

                  (f) COLLATERAL STATEMENTS. The Issuer will furnish or cause to be furnished to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Administrative Agent may reasonably request, all in reasonable detail, including without limitation each statement, certificate and report required to be delivered to the Trustee or the Noteholders under any Basic Document.

                  (g) COMPLIANCE CERTIFICATE. Each of CPS and the Issuer shall deliver or cause to be delivered a Compliance Certificate to the Administrative Agent within 75 days after the end of each fiscal year and within 30 days after the end of each other fiscal quarter or, if such day is not a Business Day, the immediately preceding Business Day.

                  (h) ACTIONS TO ENFORCE RIGHTS UNDER CONTRACTS. CPS and the Issuer shall take such reasonable and lawful actions as the Administrative Agent shall request to enforce Administrative Agent's rights under the Collateral, and, following the occurrence of an Event of Default, shall take such reasonable and lawful actions as are necessary to enable Administrative Agent to exercise such rights in Administrative Agent's own name.

                  (i) MONTHLY SERVICER'S CERTIFICATE. CPS shall deliver to the Note Purchaser, the Administrative Agent and the Trustee, in a computer-readable format reasonably acceptable to each such Person (i) the monthly servicer's certificate (each, a "MONTHLY SERVICER'S CERTIFICATE") with respect to each Eligible Committed Securitization for which a Residual Interest Certificate has been pledged to the Trustee pursuant to the Indenture at the same time such Monthly Servicer's Certificate is required to be delivered pursuant to the applicable Securitization Transaction Documents and (ii) a Settlement Date Statement pursuant to Section 3.9(a) of the Indenture no later than 12:00 noon, New York City time, on each Determination Date. CPS shall deliver to the Administrative Agent and the Trustee a hard copy of any such Monthly Servicer's Certificate or Settlement Date Statement upon request of such Person.

                  (j) SEPARATE EXISTENCE; NO COMMINGLING. Until the Notes are repaid in full and all of the Basic Documents are terminated, the Issuer shall limit its activities to such activities as are incident to and necessary or convenient to accomplish the following purposes: (i) to acquire, own, hold, pledge, finance and otherwise deal with Residual Interest Assets to be pledged to the Trustee for the benefit of the Issuer Secured Parties pursuant to the Indenture and (ii) to sell, securitize or otherwise liquidate all or any portion of such Residual Interest Assets in accordance with the provisions of the Basic Documents. In addition, prior to the payment of the Notes in full and termination of all of the Basic Documents, the Issuer shall observe and comply with the applicable legal requirements for the recognition of the Issuer as a legal entity separate and apart from its Affiliates, including without limitation, those requirements set forth in SECTION 9(b)(iv) of the Issuer's Limited Liability Company Agreement. Without limiting the foregoing, the Issuer shall, and CPS shall cause itself and any other Affiliates of the Issuer to, maintain the truth and accuracy of all facts assumed by Andrews Kurth LLP in the true sale and non consolidation opinions of Andrews Kurth LLP; provided that in the event that any request is made for the Administrative Agent to consent to or approve any matter that, if effectuated or consummated, would result in a change to the continuing truth and accuracy of any of the factual assumptions in the true sale or non consolidation opinions of Andrews Kurth LLP, such request shall be accompanied by an opinion of Andrews Kurth LLP, or such other counsel as may be reasonably satisfactory to the Administrative Agent, that the conclusions set forth in the true sale and non consolidation opinions of Andrews Kurth LLP will be unaffected by such change.

                  (k) OTHER LIENS OR INTERESTS. Except for the conveyances under the Sale and Contribution Agreement prior to the Effective Date, CPS shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on or any interest in, the Residual Interest Assets or any other Collateral. Except for the pledge pursuant to the Indenture, the Issuer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on or any interest in, the Residual Interest Assets or any other Collateral. CPS and the Issuer shall, at their own expense, defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on, in or to the Collateral, other than the security interests created under the Sale and Contribution Agreement and the Indenture, respectively, and CPS and the Issuer will defend the right, title and interest of the Issuer Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever. From time to time, each of CPS and the Issuer shall cause to be taken such actions as are necessary to continue and maintain the perfection of the first priority security interest of the Trustee on behalf of the Issuer Secured Parties in the Collateral, including, without limitation, the filing of financing statements, amendments thereto and continuation statements.

                  (l) BOOKS AND RECORDS; OTHER INFORMATION.

                           (i) Each of CPS and the Issuer shall maintain accounts and records as to each of the Pledged Residual Interest Certificates accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Pledged Residual Interest Certificate, including all distributions made in respect of such Pledged Residual Interest Certificate. CPS shall maintain accurate and complete books and records with respect to the Pledged Residual Interest Certificates and with respect to CPS's business. The Issuer shall maintain accurate and complete books and records with respect to the Collateral and the Issuer's business. All accounting books and records shall be maintained in accordance with GAAP.

                           (ii) Each of CPS and the Issuer shall, and shall cause each of its Affiliates to, permit any representative of the Administrative Agent, a Noteholder or the Trustee to visit and inspect any of the properties of CPS, the Issuer and such Affiliates to examine the books and records of CPS, the Issuer and such Affiliates, as applicable, and to make copies and take extracts therefrom, and to discuss the business, operations, properties, condition (financial or otherwise) or prospects of CPS, the Issuer and each such Affiliate, as applicable, or any of the Collateral with the officers and independent public accountants thereof and as often as the Administrative Agent, a Noteholder or the Trustee may reasonably request, and so long as no Default or Event of Default shall have occurred and be continuing, all at such reasonable times during normal business hours upon reasonable notice; provided that, after a Default or Event of Default shall have occurred and be continuing, the Administrative Agent, a Noteholder or the Trustee shall make such inspections, examine such documents and conduct such discussions at such times as it may determine in its sole discretion.

                           (iii) Each of CPS and the Issuer shall promptly provide to the Administrative Agent all information regarding its respective operations and practices and the Collateral as the Administrative Agent shall reasonably request.

                           (iv) Each of CPS and the Issuer shall furnish or cause to be furnished to the Administrative Agent, as soon as publicly available, copies of (w) any and all Relevant Reports that CPS or the Issuer sends to its respective shareholders or members, (x) all reports, correspondence and other information provided by CPS to its unsecured noteholders, (y) copies of all (if any) regular, periodic and special reports, and all registration statements publicly filed by CPS or any Affiliate of CPS with the Securities and Exchange Commission or any Governmental Authority that supervises the issuance of securities by CPS, the Issuer or any other Affiliate of CPS, and (z) any press releases concerning CPS or the Issuer.

                  (m) FULFILLMENT OF OBLIGATIONS. Each of CPS and the Issuer shall pay and perform, as and when due, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of CPS or the Issuer, as applicable.

                  (n) COMPLIANCE WITH LAWS, ETC. Each of CPS and the Issuer shall, and CPS shall cause each of its Subsidiaries to, comply (i) in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof (including, without limitation any request, directive, guideline or policy, whether or not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof; and (ii) with all indentures, mortgages, deeds of trust, agreements, or other instruments or contractual obligations to which it is a party, including without limitation, each Basic Document to which it is a party, or by which it or any of its properties may be bound or affected, or which may affect the Collateral.

                  (o) COMPLIANCE WITH BASIC DOCUMENTS. CPS, in its capacity as Seller or otherwise, shall comply with each of its covenants contained in the Basic Documents.

                  (p) FINANCING STATEMENTS. Each of CPS and the Issuer shall defend the Collateral against, and shall take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under the this Agreement, and each of CPS and the Issuer will defend the right, title and interest of the Issuer Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever. From time to time, CPS and the Issuer shall cause to be taken such actions as are necessary to continue and maintain the perfection of the first priority security interest of the Trustee for the benefit of the Issuer Secured Parties in the Collateral, including, without limitation, the filing of financing statements, amendments thereto and continuation statements as the Administrative Agent determines may be required by law to perfect, maintain and protect the first priority security interest of the Issuer Secured Parties in the Collateral.

                  (q) PAYMENT OF FEES AND EXPENSES. CPS and the Issuer shall pay to the Note Purchaser and the Administrative Agent, on demand, any and all fees, costs or expenses that the Note Purchaser and the Administrative Agent pays to a bank or other similar institution arising out of or in connection with the return of payments from CPS or the Issuer deposited for collection by the Note Purchaser and the Administrative Agent.

                  (r) FINANCIAL STATEMENTS AND ACCESS TO RECORDS. CPS shall provide the Administrative Agent with quarterly unaudited financial statements within forty-five (45) days of the end of each of CPS's first three fiscal quarters, and CPS will provide the Administrative Agent with audited financial statements within ninety (90) days of each of CPS's fiscal year-end audited by a nationally recognized independent certified public accounting firm. Within 30 days after the end of each calendar month prior to the termination of the Basic Documents, CPS shall provide the Administrative Agent with unaudited monthly financial statements for the immediately preceding calendar month. CPS shall deliver to the Administrative Agent with each financial statement a certificate by CPS's chief financial officer, certifying that such financial statements are complete and correct in all material respects and that, except as noted in such certificate, such chief financial officer has no knowledge of any Default or Event of Default. In connection with each report filed by CPS under Section 13(a) of the Exchange Act during the Term, CPS shall be deemed to have represented and warranted to the Administrative Agent that, as of the related filing date, the financial statements contained in such report are complete and correct in all material respects and that, unless otherwise specified in such report, CPS has no knowledge of any Default or Event of Default as of such filing date.

                  (s) LITIGATION MATTERS. CPS shall notify the Administrative Agent in writing, promptly upon its learning thereof, of the assertion of any governmental claim, whether formal or informal, or the initiation of any legal process, litigation, arbitration, or administrative, regulatory or judicial investigation against or concerning CPS, the Issuer or any other Affiliate of CPS, in each case potentially involving an amount (i) in excess of $1,000,000 or
(ii) less than $1,000,000 if otherwise material, including without limitation any putative class action.

                  (t) NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE. CPS and the Issuer shall provide the Administrative Agent with not less than thirty (30) days prior written notice of any change in the chief executive office or jurisdiction of incorporation or organization of CPS or the Issuer to permit the Administrative Agent to make any additional filings necessary to continue the perfected security interest of the Issuer Secured Parties in the Collateral.

                  (u) FINANCIAL COVENANTS. CPS shall satisfy each of the financial covenants set forth on SCHEDULE I hereto; provided that compliance with the financial covenant set forth in clause 3 of SCHEDULE I shall be reported to the Administrative Agent on a quarterly basis at the end of each fiscal quarter, unless the Administrative Agent otherwise notifies CPS to report compliance with such covenant to the Administrative Agent on a monthly basis.

                  (v) NOTICE OF BREACH OF SECURITIZATION TRIGGERS AND FINANCIAL COVENANTS. CPS shall promptly notify the Administrative Agent in writing upon the occurrence of a breach of any performance trigger or financial covenant related to any Securitization Transaction.

                  (w) CHANGES TO SERVICING POLICIES. CPS will notify the Administrative Agent in writing promptly after making any material changes to its servicing policies.

                  (x) DATA FILES FOR SECURITIZATION TRANSACTIONS. On or prior to the Determination Date each month, CPS will provide the Administrator with electronic data files for each Securitization Transaction related to a Pledged Residual Interest Certificate, together with an Officer's Certificate of CPS certifying that such data files are complete and correct in all material respects and that, except as noted in such certificate, such officer has no knowledge of any Default or Event of Default.

                  (y) INSURANCE. Prior to the termination of the Basic Documents, CPS shall maintain such insurance as is generally acceptable to prudent institutional investors and usual and customary for similar companies in its industry.

                  (z) SERVICING. CPS, as servicer for each Securitization Transaction related to a Pledged Residual Interest Certificate, shall manage, service, administer and make collections with respect to each such Securitization Transaction with reasonable care, using that degree of skill and attention customary and usual for institutions which service motor vehicle retail installment contracts similar to such Securitization Transaction and, to the extent more exacting, that CPS exercises with respect to all comparable automotive receivables that it services for itself or others.

                  (aa) RATINGS OF ELIGIBLE COMMITTED SECURITIZATIONS. CPS shall use commercially reasonable best efforts to have the securities issued by each Securitization Issuer pursuant to its Securitization Transaction Documents rated by Moody's and S&P (without giving effect to any insurance policy issued by a monoline insurer).

                  (bb) CONTINUATION OF AND CHANGE IN BUSINESSES. CPS shall cause each of its Excluded Subsidiaries to continue to engage in the same business or businesses it engaged in on the Effective Date; PROVIDED, HOWEVER, any of such Excluded Subsidiaries may be dissolved or liquidated by CPS at any time.

         SECTION 7.02 NEGATIVE COVENANTS. Prior to the termination of this Agreement and each other Basic Document and the indefeasible payment of all obligations hereunder and thereunder:

                  (a) ADVERSE TRANSACTIONS. None of CPS, the Issuer or any other Affiliate of CPS shall enter into or permit any transaction that adversely affects the Collateral or the Note Purchaser's interest therein, the Note Purchaser's or the Administrative Agent's rights under this Agreement, the Notes or any other Basic Document, the Issuer's interest in the Conveyed Property pursuant to the Sale and Contribution Agreement, or the Trustee's security interest in the Collateral pursuant to the Indenture.

                  (b) GUARANTEES. The Issuer shall not guarantee or otherwise in any way become liable with respect to the obligations or liabilities of any other Person.

                  (c) DIVIDENDS. The Issuer shall not declare or pay any dividends except to the extent of funds legally available therefor from payments received by the Issuer pursuant to SECTION 8.5 of the Indenture. Notwithstanding the foregoing, the Issuer shall not declare or pay any dividends on any date as of which a Principal Coverage Ratio Violation, a Default or an Event of Default shall have occurred and is continuing. CPS shall not declare or pay any cash dividends if the amount of such dividends would exceed the quarterly and annual earnings of CPS (on an annualized basis) before taking into account income taxes, or if such dividend (either before or after giving effect thereto) would cause CPS to breach any financial covenant set forth in SECTION 7.01(u) hereof.

                  (d) INVESTMENTS. The Issuer shall not make any investment in any Person through the direct or indirect holding of securities or otherwise.

                  (e) CHANGES IN CAPITAL STRUCTURE OR BUSINESS OBJECTIVES OF THE ISSUER. The Issuer shall not do any of the following if it will adversely affect the payment or performance of, or the Issuer's ability to pay and/or perform, its obligations to the Note Purchaser with respect to this Agreement or any other Basic Document to which it is a party, or the Notes, or if it could be reasonably expected to: (i) cancel any of the membership interests in the Issuer, (ii) make any change in the capital structure of the Issuer, or (iii) make any material change in any of its business objectives, purposes or operations that could reasonably be expected to adversely affect the payment or performance of, or the Issuer's ability to pay and/or perform, its obligations to Note Purchaser or the Administrative Agent with respect to this Agreement or any other Basic Document to which it is a party, or the Notes.

                  (f) NO RELEASES OF COLLATERAL. Neither CPS or the Issuer shall permit the Collateral to be released from the lien of the Indenture, except upon satisfaction and release of the Indenture in accordance with Article IV thereof.

                  (g) NO LIENS ON EQUITY INTERESTS IN THE ISSUER. CPS shall not grant or otherwise create any Lien on the membership interests in the Issuer (or any other equity interest in the Issuer) without the prior written consent of the Administrative Agent.

                  (h) NO INDEBTEDNESS. The Issuer will not at any time incur any Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of the Basic Documents.

                  (i) NO OTHER BUSINESS. The Issuer will not at any time engage in any other business activities than the purchase of the Residual Interest Assets, pledging the Collateral to the Trustee under the Indenture, issuing the Notes and other activities relating to the foregoing to the extent permitted by the organizational documents of the Issuer as in effect on the date hereof, or as amended with the prior written consent of the Administrative Agent. Without limitation of the foregoing, the Issuer will not at any time be an issuer of securities other than the Notes or a borrower under any loan or financing agreement, facility or other arrangement other than the facility established pursuant to this Agreement and the other Basic Documents.

                  (j) NO AMENDMENT TO ISSUER'S OPERATING AGREEMENT OR ANY BASIC DOCUMENT WITHOUT CONSENT. Neither the Limited Liability Company Agreement of the Issuer, nor any Basic Document, shall be amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent.

                  (k) TRANSACTIONS WITH AFFILIATES. The Issuer shall not enter into, or be a party to, any transaction with any of its Affiliates, except in accordance with the requirements set forth in Section 9(b)(iv) of its Limited Liability Company Agreement.

                  (l) NONPETITION. Notwithstanding any prior termination of this Agreement, the Seller will not, prior to the date that is one year and one day after the day upon which the outstanding principal amount of the Notes has been reduced to zero and all Issuer Secured Obligations have been paid in full, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  (m) PROTECTION OF TITLE TO COLLATERAL. None of the Seller, the Purchaser or the Issuer shall change its name, identity, jurisdiction of organization, form of organization or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed with respect to the Collateral seriously misleading within the meaning of
Section 9-506(a) of the UCC, unless it shall have given the Administrative Agent at least 30 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                  (n) FURTHER COVENANTS. Without prior written consent of the Administrative Agent, none of CPS, the Issuer or any other Affiliate of CPS will: (i) assign, sell, transfer, pledge or grant any security interest in or Lien on any of the Collateral to anyone except the Trustee for the benefit of the Issuer Secured Parties, permit any financing statement or assignment (except for any assignments in favor of the Trustee for the benefit of the Issuer Secured Parties) to be on file in any public office with respect thereto, (ii) permit or suffer to exist any security interest, lien, charge, encumbrance or right of others to attach to any of the Collateral, except as contemplated by this Agreement, or (iii) consent to any amendment or supplement to any ABS Issuance Agreement that would have a Material Adverse Effect.

                  (o) SHARE REPURCHASES. CPS shall not repurchase more than five percent (5.0%) of the issued and outstanding shares of its common stock (on a fully-diluted basis) during the period from the Initial Closing Date through the first anniversary thereof; CPS shall not repurchase more than five percent (5.0%) of the issued and outstanding shares of its common stock (on a fully-diluted basis) during the period from the first anniversary of the Initial Closing Date through the second anniversary thereof. CPS's purchase of shares of its common stock from Levine Leichtman Capital Partners II, L.P. for an aggregate purchase price not to exceed $10,000,000 is excluded from the foregoing restrictions.

                  (p) ACTIONS WITH RESPECT TO THE PLEDGED RESIDUAL INTEREST CERTIFICATES AND ANY OTHER COLLATERAL. Unless it has received the prior written consent of the Administrative Agent and the Majority Noteholders, none of CPS, the Issuer or any other Affiliate of CPS shall take any action, fail to take any action, give any consent, permit any action, enter into or permit any amendment, waiver, supplement or other modification under or in respect of any Pledged Residual Interest Certificate or any other Collateral, or enter into or permit any amendment, waiver, supplement or other modification of any agreement, document or instrument governing the rights of any Pledged Residual Interest Certificate, that could reasonably be expected to, or would, (i) reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on the Pledged Residual Interest Certificates or any other Collateral, (ii) cause or permit amounts on deposit in the spread account for any Securitization Transaction pursuant to which a Pledged Residual Interest Certificate has been issued or proceeds or distributions in respect of any Pledged Residual Interest Certificate or any other Collateral to be available to fund deficiencies in any other spread account relating to another Securitization Transaction or (iii) otherwise have a Material Adverse Effect.

                                  ARTICLE VIII
                              ADMINISTRATIVE AGENT

         SECTION 8.01 AUTHORIZATION AND ACTION. Each party hereto and each Noteholder hereby accepts the appointment of and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Note Purchase Agreement or the other Basic Documents, together with such powers as are reasonably incidental thereto. The Administrative Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies under this Note Purchase Agreement, any other Basic Document and any related agreements and documents. Except for actions which the Administrative Agent is expressly required to take pursuant to this Note Purchase Agreement or any other Basic Document, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law unless the Administrative Agent shall receive further assurances to its satisfaction from the parties hereto of the indemnification obligations under Section 1.04 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action.

         SECTION 8.02 ADMINISTRATIVE AGENT'S RELIANCE, ETC.. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable to any Indemnified Party for any action taken or omitted to be taken by the Administrative Agent or any of its respective directors, officers, agents or employees as Administrative Agent under or in connection with this Note Purchase Agreement, any other Basic Document or any related agreement or document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. Without limiting the foregoing, the Administrative
Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any party hereto or any Noteholder, and shall not be responsible to any Noteholder, for any recitals, statements, warranties or representations made by the Issuer or CPS in connection with this Note Purchase Agreement or any other Basic Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Note Purchase Agreement or any other Basic Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Note Purchase Agreement or any other Basic Document on the part of the Issuer or CPS or to inspect the property (including the books and records) of the Issuer or CPS; (iv) shall not be responsible to any party hereto or any Noteholder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Note Purchase Agreement, any other Basic Document or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Note Purchase Agreement or any other Basic Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless the Administrative Agent has received notice thereof from the Issuer, CPS or any Noteholder.

         SECTION 8.03 ADMINISTRATIVE AGENT AND AFFILIATES. The Administrative Agent and its Affiliates may generally engage in any kind of business with the Issuer or CPS, any of their respective Affiliates and any Person who may do business with or own securities of the Issuer or CPS or any of their respective Affiliates, all as if such entity were not the Administrative Agent and without any duty to account therefor to the Noteholders, as the case may be.

         SECTION 8.04 INDEMNIFICATION. Each Noteholder agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Issuer), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Note Purchase Agreement or any other Basic Document or any action taken or omitted by the Administrative Agent under this Note Purchase Agreement or any other Basic Document; provided that no Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent's gross negligence or willful misconduct as is determined by a court of competent jurisdiction in a final and non-appealable decision. Without limitation of the generality of the foregoing, each Noteholder agrees to reimburse the Administrative Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Note Purchase Agreement or any other Basic Document, provided that no Noteholder shall be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

         SECTION 8.05 PURCHASE DECISION. Each party hereto and each Noteholder acknowledges that it has, independently and without reliance upon the Administrative Agent, any other party hereto or any of their respective Affiliates, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Note Purchase Agreement and undertake the obligations of such party hereunder.

         SECTION 8.06 RELIANCE. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer and/or CPS), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Noteholder as it deems appropriate or it shall first be indemnified to its satisfaction by any Noteholder, provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Noteholders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Majority Noteholders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Noteholders.

         SECTION 8.07 NON-RELIANCE ON ADMINISTRATIVE AGENT. Each of the Noteholders expressly acknowledge that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Issuer or CPS, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each of the Noteholders represent and warrant to the Administrative Agent that they have and will, independently and without reliance upon the Administrative Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and CPS and made its own decision to enter into this Note Purchase Agreement.

         SECTION 8.08 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving 30 days' written notice thereof to the Note Purchaser, the Issuer and CPS. Upon any such resignation by the Administrative Agent, the Majority Noteholders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Noteholders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice or resignation, then the retiring Administrative Agent may, on behalf of the Note Purchaser, the Issuer and CPS, appoint a successor Administrative Agent. If for any reason a successor Administrative Agent is not appointed by the retiring Administrative Agent, the Noteholders shall perform all of the duties of the retiring Administrative Agent and the Issuer shall for all purposes shall deal directly with the Noteholders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Note Purchase Agreement. After any Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Note Purchase Agreement.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         SECTION 9.01 AMENDMENTS. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Seller, the Issuer, the Administrative Agent or the Note Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by the Seller, the Issuer, the Administrative Agent and the Note Purchaser.

         SECTION 9.02 NO WAIVER; REMEDIES. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement or any other Basic Document shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.03 BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the Issuer, the Purchaser, the Seller, the Note Purchaser, the Administrative Agent and their respective successors and assigns; PROVIDED, HOWEVER, that none of the Issuer, the Purchaser or the Seller may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Administrative Agent. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

         SECTION 9.04 TERMINATION; SURVIVAL OF AGREEMENT. The obligations and responsibilities of the Note Purchaser created hereby shall terminate on the Facility Termination Date. All covenants, agreements, representations and warranties made herein and in the Notes delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Notes and shall continue in full force and effect until all interest and principal on the Notes and other amounts owed hereunder and under the Basic Documents have been paid in full and the commitment of the Note Purchaser hereunder has been terminated. In addition, the obligations of the Issuer, the Seller and the Note Purchaser under SECTIONS 3.03, 3.04, 3.05 and 9.05, 9.11, 9.12, 9.13 and 9.16 shall survive the termination of this Agreement.

         SECTION 9.05 PAYMENT OF COSTS AND EXPENSES; INDEMNIFICATION.

                  (a) PAYMENT OF COSTS AND EXPENSES.

                           (i) The Seller and the Issuer jointly and severally agree to pay on demand the reasonable expenses of the Administrative Agent and the Note Purchaser (including the reasonable out-of-pocket and legal expenses of the Administrative Agent and the Note Purchaser, if any) in connection with:

                                    (A) the negotiation, preparation, execution,
                           delivery and administration of this Agreement and of each other Basic Document, including schedules and exhibits, and the consummation of the transactions contemplated by this Agreement and the other Basic Documents; and

                                    (B) any amendments, waivers, consents,
                           supplements or other modifications to this Agreement or any other Basic Document as may from time to time hereafter be proposed.

                           (ii) The Issuer and the Seller further jointly and severally agree to (A) pay upon demand any stamp, documentary or other taxes which may be payable by the Note Purchaser in connection with the execution or delivery of this Agreement, or the issuance of the Notes or any other Basic Documents; and (B) hold and save the Administrative Agent and the Note Purchaser harmless from all liability for any breach by the Issuer of its obligations under this Agreement.

                           (iii) The Issuer shall pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Noteholder, including without limitation the reasonable fees and disbursements of counsel to the Administrative Agent and each Noteholder, in connection with the occurrence or continuance of a Default or Event of Default and the enforcement, collection, protection or preservation (whether through negotiations, legal proceedings or otherwise) of this Agreement or any other Basic Document, the Collateral, any Obligation or any right, remedy, power or privilege of the Administrative Agent or each Noteholder hereunder or under any other Basic Document.

                  (b) INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Note Purchaser and the Administrative Agent, the Issuer and the Seller, jointly and severally, hereby indemnify and hold the Note Purchaser and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all actions, claims, penalties, judgments, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Notes), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) in connection with, arising out of or in any way relating to any investigation, claim, litigation or other proceeding, pending or threatened (whether or not any of them is designated a party thereto) in connection with, as a result of, or arising out of, or relating to:

                           (i) any transaction financed or to be financed in whole or in part (including, without limitation, any Residual Interest Certificate constituting part of the Collateral), directly or indirectly, with the proceeds from the Notes including, without limitation, any claim, suit or action related to such transaction, which claim is based on a violation of Consumer Laws or any applicable vicarious liability statutes, or the use or operation of any financed vehicle relating to a Securitization Transaction by any Person;

                           (ii) this Agreement or any other Basic Document, or the entering into and performance of this Agreement or any other Basic Document by any of the Indemnified Parties;

                           (iii) the Issuer making any payment or prepayment of principal on any Note on a day which is not a Business Day;

                           (iv) any default by the Issuer in making any payment on the Notes on the due date therefore; or

                           (v) any acceleration of the maturity of any Notes by the Noteholders in accordance with the terms of this Agreement and the Indenture, including, but not limited to, any cost, loss or expense arising in liquidating the Notes and from interest or fees payable by the Noteholders to lenders of funds obtained by it in order to maintain the Notes hereunder;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Issuer and the Seller hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this SECTION 9.05(b) shall in no event include indemnification for any Taxes (which indemnification is provided in Section 3.05). Upon the written request of the Note Purchaser or the Administrative Agent pursuant to this SECTION 9.05(b), the Issuer and the Seller shall promptly reimburse the Note Purchaser or the Administrative Agent for the amount of any such Indemnified Liabilities incurred by the Note Purchaser or the Administrative Agent.

         SECTION 9.06 CHARACTERIZATION AS BASIC DOCUMENT; ENTIRE AGREEMENT. This Agreement shall be deemed to be a Basic Document for all purposes of the Indenture and the other Basic Documents. This Agreement, together with the Indenture, the Sale and Contribution Agreement, the Warrants, the Guaranty, the documents delivered pursuant to SECTION 6.01 and the other Basic Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

         SECTION 9.07 NOTICES. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or email address set forth below its signature hereto or at such other address or email address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received by the intended recipient thereof, if transmitted by email, notice shall be deemed to have been duly given when transmitted by email (evidenced by telephonic or written confirmation of receipt of such email). Without limiting the obligation of the Issuer or CPS to deliver such information, if any information that is required to be delivered by the Issuer or CPS under this Agreement or any of the Basic Documents is material non-public information, the Issuer or CPS, as applicable, shall notify the Note Purchaser and the Administrative Agent in writing one Business Day prior to the delivery of such information.

         SECTION 9.08 SEVERABILITY OF PROVISIONS. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

         SECTION 9.09 TAX CHARACTERIZATION. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, State and local income and franchise tax purposes, the Notes will be treated as evidence of indebtedness issued by the Issuer, (b) agrees to treat the Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Basic Documents shall be construed to further these intentions.

         SECTION 9.10 FULL RECOURSE TO ISSUER. The obligations of the Issuer under this Indenture and the other Basic Documents shall be full recourse obligations of the Issuer. Notwithstanding the foregoing, except as provided for in the Guaranty, no recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any certificateholder, member, employee, officer, manager, director, affiliate or trustee of the Issuer; PROVIDED, HOWEVER, nothing in this SECTION 9.10 shall relieve any of the foregoing Persons from any liability that any such Person may otherwise have as expressly set forth in any Basic Document or for its gross negligence, bad faith or willful misconduct. Nothing contained in this Section shall limit or be deemed to limit any obligations of the Issuer, the Purchaser or the Seller hereunder or under any other Basic Document, as applicable, which obligations are full recourse obligations of the Issuer, the Purchaser and the Seller.

         SECTION 9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 9.12 JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HEREUNDER WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, ALL PARTIES HEREUNDER ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

         SECTION 9.13 WAIVER OF JURY TRIAL. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE PURCHASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

         SECTION 9.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         SECTION 9.15 SET-OFF. The obligations of the Issuer, the Purchaser and the Seller hereunder are absolute and unconditional and each of the Issuer, the Purchaser and the Seller expressly waives any and all rights of set-off, abatement, diminution or deduction that the Issuer, the Purchaser or the Seller may otherwise at any time have under applicable law.

                  (a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of such rights, during the continuance of any Event of Default under the Indenture:

                           (i) the Note Purchaser is hereby authorized at any time and from time to time, without notice to the Purchaser or the Issuer, such notice being hereby expressly waived, to set-off any obligation owing by the Note Purchaser or any of its Affiliates to the Purchaser or the Issuer, or against any funds or other property of the Purchaser or the Issuer, held by or otherwise in the possession of the Note Purchaser or any of its Affiliates, the respective obligations of the Purchaser and the Issuer to the Note Purchaser under this Agreement and the other Basic Documents and irrespective of whether or not the Note Purchaser shall have made any demand hereunder or thereunder;

                           (ii) each of the Administrative Agent, the Noteholders and the Note Purchaser is hereby authorized at any time and from time to time, without notice to the Seller, such notice being hereby expressly waived, to set-off (a) any obligation owing by the Administrative Agent, any Noteholder or the Note Purchaser or any of its Affiliates to the Seller or (b) against any funds or other property of the Seller held by or otherwise in the possession of the Administrative Agent, any Noteholder or the Note Purchaser or any of its Affiliates, in each case, the respective obligations of the Seller to the Administrative Agent, any Noteholder or the Note Purchaser under this Agreement and the other Basic Documents and irrespective of whether or not the Administrative Agent, such Noteholder or the Note Purchaser shall have made any demand hereunder or thereunder; and

                           (iii) without limitation of the foregoing, each of the Administrative Agent, the Noteholders, the Note Purchaser and any Affiliate of the Administrative Agent, the Noteholders or the Note Purchaser is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by any of the Administrative Agent, the Noteholders, the Note Purchaser or any of their respective Affiliates to or for the credit or the account of the Seller or the Issuer against any and all of the obligations now or hereafter existing whether or not the Administrative Agent, the Noteholders or the Note Purchaser shall have made any demand under this Agreement or any other Basic Document and even though such obligations may be unmatured. Each of the Administrative Agent, the Noteholders and, the Note Purchaser agrees promptly to notify the Issuer after any such set-off and application made by any of the Administrative Agent, the Noteholders or the Note Purchaser; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

                           The rights of each of the Administrative Agent, the Noteholders and the Note Purchaser under this SECTION 9.15 are in addition to the other rights and remedies (including other rights of set-off) that any of the Administrative Agent, the Noteholders and the Note Purchaser may have.

         SECTION 9.16 NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement, the Seller shall not, prior to the date that is one year and one day after the day upon which the outstanding principal amount of the Notes has been reduced to zero and all Issuer Secured Obligations have been paid in full, acquiesce, petition or otherwise invoke or cause the Purchaser or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser or the Issuer.

         SECTION 9.17 ASSIGNMENT; PARTICIPATIONS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither CPS nor the Issuer may assign any of its respective rights or obligations hereunder, under the Notes or under any other Basic Document without the prior written consent of the Administrative Agent. The Note Purchaser may assign, participate or otherwise transfer to any Affiliate of the Note Purchaser or any other Person all or any of its rights or obligations under this Agreement and the other Basic Documents. CPS and the Issuer agree to cooperate with the Note Purchaser in connection with any such assignment or transfer, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Basic Documents in order to give effect to such assignment or transfer.

         SECTION 9.18 NOTE PURCHASER'S RIGHT TO PLEDGE. Nothing in this Agreement shall preclude the Note Purchaser from engaging in transactions with third parties involving the selling pursuant to a repurchase arrangement, pledging or hypothecating of the Collateral, but no such transaction shall relieve the Note Purchaser of its obligations hereunder. Notwithstanding any such sale, pledge or hypothecation of the Collateral, the Issuer shall be entitled to deal solely with the Note Purchaser with respect to such Collateral and shall not be required to deal with any such third party unless a Default or Event of Default shall have occurred and be continuing. The Note Purchaser hereby grants to Issuer the right to perform in the Note Purchaser's stead under any repurchase, reverse repurchase, loan or similar transaction in which the Note Purchaser has sold, pledged or otherwise transferred any Pledged Residual Interest Assets in the event that the Note Purchaser has defaulted on its obligations to repurchase or accept redelivery of such Pledged Residual Interest Assets in conformity with the terms of any such transaction and so long as an Event of Default hereunder by the Issuer shall not have occurred and be continuing.

         SECTION 9.19 SPECIFIC PERFORMANCE. Each of the Seller and the Issuer expressly agrees that any breach or threatened breach of any duty, covenant, undertaking, indemnity, agreement or obligation hereunder or under any other Basic Document will cause irreparable harm to the Noteholder, the Note Purchaser and the Administrative Agent and the Noteholder, the Note Purchaser and the Administrative Agent shall be entitled, in addition to any other rights or remedies provided hereunder, thereunder or otherwise by law or in equity, to injunctive relief, any application for which neither the Seller nor the Issuer shall oppose.

                     [Remainder of Page Intentionally Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

                                 FOLIO FUNDING II, LLC


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                 Address:     16355 Laguna Canyon Road
                                              Irvine, California  92618

                                 Attention:  General Counsel
                                 Telephone:  (949) 785-6691
                                 Email address: mcreatura@consumerportfolio.com

                                 CONSUMER PORTFOLIO SERVICES, INC.


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                 Address:     16355 Laguna Canyon Road
                                              Irvine, California  92618

                                 Attention:     General Counsel
                                 Telephone:     (949) 785-6691
                                 Email address: mcreatura@consumerportfolio.com

                                 CITIGROUP FINANCIAL PRODUCTS INC.,
                                 AS NOTE PURCHASER AND ADMINISTRATIVE AGENT


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                          By:
                                             --------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------


                                 Citigroup Financial Products Inc.
                                 390 Greenwich Street
                                 New York New York 10013
                                 Attention:  Ari Rosenberg, Managing Director
                                 email: ari.rosenberg@citi.com
                                 Telephone No.: 212-723-1041

                                 Attention:  Marc Daly, Vice President
                                 email:
                                 Telephone No.: 212-723-4571

                                 with a copy to:
                                 Citigroup Global Securitized Products
                                 450 Mamaroneck Avenue
                                 Harrison, NY 10528
                                 Attention: Robert Kohl, Senior Vice President email:
                                 Telephone No.: 914-899-7142
                                 Attention: John Koterbay, Vice President
                                 email:
                                 Telephone No.: 914-899-7155

                                     ANNEX A

                           TO NOTE PURCHASE AGREEMENT

                                  DEFINED TERMS
                                  -------------

                  "ABS ISSUANCE AGREEMENTS" means, for any Pledged Residual Interest Certificates, the agreements pursuant to which such Pledged Residual Interest Certificates have been issued, including without limitation any agreements relating to the payment or distribution of amounts to the holder of such Pledged Residual Interest Certificates.

                  "ACT" has the meaning specified in SECTION 11.3 of the Indenture.

                  "ADMINISTRATIVE AGENT" means Citigroup Financial Products Inc. or any successor thereto under the Basic Documents.

                  "ADMINISTRATIVE AGENT FEE" has the meaning specified in
SECTION 3.02(a), of the Note Purchase Agreement.

                  "AFFILIATE" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition, the term "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" have meanings correlative to the foregoing. In addition, for purposes of this definition, any fund or investment vehicle, whether existing as of the Initial Closing Date or thereafter formed, which is managed by any Person, shall be deemed to by an "AFFILIATE" of such Person. Furthermore, for purposes of this definition, none of (i) Levine Leichtman Capital Partners, IV, (ii) Citigroup Financial Products, Inc. or (iii) Charles E. Bradley, Jr. shall be deemed to be an "AFFILIATE" of CPS or any of its Subsidiaries.

                  "AGGREGATE INVESTED AMOUNT" means, as of any date of determination, the sum of the Class A-1 Invested Amount and the Class A-2 Invested Amount.

                  "ASSIGNMENT" means an assignment from the Seller to the Purchaser with respect to the Residual Interest Assets conveyed by the Seller to the Purchaser on a Transfer Date, in substantially the form of EXHIBIT B to the Sale and Contribution Agreement.

                  "AUTHORIZED OFFICER" means the Chief Executive Officer, the Chief Financial Officer or the Chief Investment Officer of the Seller, the Purchaser or the Issuer, as applicable.

                  "AVAILABLE FUNDS" means, for each Settlement Date, the sum of the following amounts with respect to the related Interest Period, without duplication: (i) all amounts paid or received in respect of the Collateral and deposited into the Collection Account; (ii) all income from Eligible Investments or other amounts held in the Collection Account; (iii) all other proceeds of the Collateral to the extent received by the Issuer, CPS or the Trustee.

                  "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 ET SEQ.

                  "BASIC DOCUMENTS" means the Note Purchase Agreement (including this Annex A), the Notes, the Indenture, the Sale and Contribution Agreement, the LLC Agreement, each Assignment, the Guaranty, the Warrants and any other documents and certificates delivered in connection therewith, as any of the foregoing may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "BUSINESS DAY" means any (i) day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Minnesota, California or New York are authorized or obligated to be closed and
(ii) if the applicable Business Day relates to the determination of LIBOR, a day which is a day described in clause (i) above which is also a day for trading by and between banks in the London interbank eurodollar market.

                  "CHANGE OF CONTROL" means a change resulting when (i) the Seller no longer owns 100% of the membership interests in the Purchaser, (ii) the Seller or the Purchaser merges or consolidates with, or sells all or substantially all of its assets to any other Person, or (iii) any Unrelated Person or any Unrelated Persons, acting together, that would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of the Seller. As used herein, (a) "Beneficially Own" shall mean "beneficially own" as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" shall mean a "group" for purposes of Section 13(d) of the Exchange Act; (c) "Unrelated Person" shall mean at any time any Person other than the Seller or any of its Subsidiaries and other than any trust for any employee benefit plan of the Seller or any of its Subsidiaries; (d) "Related Person" shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person, or
(2) 5% or more of the Voting Stock of such Person; and (e) "Voting Stock" of any Person shall mean the capital stock or other indicia of equity rights of such Person which at the time has the power to vote for the election of one or more members of the Board of Directors (or other governing body) of such Person.

                  "CLASS A PRINCIPAL COVERAGE RATIO" means as of any Determination Date, the ratio obtained by dividing (a) Available Funds with respect to the related Settlement Date less all amounts payable pursuant to clauses (i) through (iv) pursuant to Section 8.5 of the Indenture on the related Settlement Date by (b) the Required Noteholders' Principal Distributable Amount with respect to the related Settlement Date.

                  "CLASS A-1 APPLICABLE MARGIN" means 10.875%.

                  "CLASS A-1 AGGREGATE INVESTED AMOUNT" means the sum of the Class A-1 Individual Invested Amounts.

                  "CLASS A-1 DEFAULT APPLICABLE MARGIN" means the sum of (i) the Class A-1 Applicable Margin and (ii) 2.00%.

                  "CLASS A-1 FACILITY AMOUNT" means $10,000,000.

                  "CLASS A-1 FACILITY TERMINATION DATE" means the first to occur of (A) the Class A-1 Scheduled Maturity Date or (B) an Event of Default.

                  "CLASS A-1 FUNDING DATE" means prior to the Effective Date, each Business Day on which an advance under the Initial Class A-1 Notes occurred.

                  "CLASS A-1 HOLDERS" or "CLASS A-1 NOTEHOLDERS" means the Persons in whose name the Class A-1 Notes are registered on the Note Register, which on the Effective Date shall initially be Citigroup Financial Products Inc. or an Affiliate thereof.

                  "CLASS A-1 INDIVIDUAL INVESTED AMOUNT" means, with respect to a Class A-1 Noteholder, such Class A-1 Noteholder's portion of the Class A-1 Invested Amount, as determined by the Administrative Agent.

                  "CLASS A-1 INVESTED AMOUNT" means, with respect to any date of determination, the aggregate outstanding principal amount of the Class A-1 Notes at such date of determination.

                  "CLASS A-1 MAJORITY NOTEHOLDERS" means Holders of Class A-1 Notes that in the aggregate evidence more than 50% of the Class A-1 Aggregate Invested Amount.

                  "CLASS A-1 NOTES" has the meaning set forth in the preamble to the Indenture.

                  "CLASS A-1 NOTE INTEREST RATE" means for any day during any Interest Period the sum of (i) LIBOR for such day and (ii) the Class A-1 Applicable Margin (or if an Event of Default shall have occurred and be continuing, the Class A-1 Default Applicable Margin) for such day; PROVIDED, HOWEVER, that the Class A-1 Note Interest Rate will in no event be higher than the maximum rate permitted by law.

                  "CLASS A-1 NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Settlement Date, the excess of the Class A-1 Noteholders' Interest Distributable Amount for the preceding Settlement Date over the amount that was actually deposited in the Note Distribution Account on such preceding Settlement Date on account of the Class A-1 Noteholders' Interest Distributable Amount.

                  "CLASS A-1 NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Settlement Date, the sum of the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Settlement Date and the Class A-1 Noteholders' Interest Carryover Shortfall for such Settlement Date, if any, plus interest on the Class A-1 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Note Interest Rate for the related Interest Period(s), from and including the preceding Settlement Date to, but excluding, the current Settlement Date.

                  "CLASS A-1 NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Settlement Date, the sum of the interest amounts accrued on the Class A-1 Notes on each day during the related Interest Period. The interest amount accrued on the Class A-1 Notes on any day during any Interest Period shall equal the product of (i) the Class A-1 Note Interest Rate for such day and (ii) the Class A-1 Invested Amount on such day and (iii) 1/360.

                  "CLASS A-1 NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means
(A) with respect to any Settlement Date (other than any Settlement Date described in clauses (B) and (C) below) prior to the Class A-1 Facility Termination Date, the Required Noteholders' Principal Distributable Amount with respect to such Settlement Date or if such Required Noteholders' Principal Distributable Amount exceeds the Class A-1 Invested Amount on such Settlement Date, the portion of such Required Noteholders' Principal Distributable Amount required to reduce the Class A-1 Invested Amount to zero, (B) upon the occurrence of a Principal Coverage Ratio Violation with respect to the Determination Date related to any Settlement Date, for such Settlement Date only, all remaining Available Funds after making the distributions required by
Section 8.5(i) through (iv) of the Indenture up to the Class A-1 Invested Amount as of such Settlement Date, (C) upon and subsequent to the occurrence of an Event of Default, with respect to each Settlement Date, the Class A-1 Invested Amount as of such Settlement Date and (D) on the Class A-1 Facility Termination Date, the Class A-1 Invested Amount on such Class A-1 Facility Termination Date.

                  "CLASS A-1 SCHEDULED MATURITY DATE" means June 15, 2009 or if the Class A-1 Term is extended pursuant to SECTION 2.02 of the Note Purchase Agreement, June 15, 2010.

                  "CLASS A-1 TERM" has the meaning given to such term in SECTION
2.02 of the Note Purchase Agreement.

                  "CLASS A-2 APPLICABLE MARGIN" means 10.875%.

                  "CLASS A-2 AGGREGATE INVESTED AMOUNT" means the sum of the Class A-2 Individual Invested Amounts.

                  "CLASS A-2 DEFAULT APPLICABLE MARGIN" means the sum of (i) the Class A-2 Applicable Margin and (ii) 2.00%.

                  "CLASS A-2 INDIVIDUAL INVESTED AMOUNT" means, with respect to a Class A-2 Noteholder, such Class A-2 Noteholder's portion of the Class A-2 Invested Amount, as determined by the Administrative Agent.

                  "CLASS A-2 FACILITY AMOUNT" means $60,000,000.

                  "CLASS A-2 FACILITY TERMINATION DATE" means the earlier of (a) the Class A-2 Scheduled Maturity Date, or (b) the date of the occurrence of an Event of Default.

                  "CLASS A-2 HOLDERS" or "CLASS A-2 NOTEHOLDERS" means the Person in whose name the Class A-2 Notes are registered on the Note Register, which on the Effective Date shall initially be Citigroup Financial Products Inc. or an Affiliate thereof.

                  "CLASS A-2 INVESTED AMOUNT" means, with respect to any date of determination, the aggregate outstanding principal amount of the Class A-2 Notes at such date of determination.

                  "CLASS A-2 MAJORITY NOTEHOLDERS" means Holders of Class A-2 Notes that in the aggregate evidence more than 50% of the Class A-2 Aggregate Invested Amount.

                  "CLASS A-2 NOTES" has the meaning set forth in the preamble to the Indenture.

                  "CLASS A-2 NOTE INTEREST RATE" means for any day during any Interest Period the sum of (i) LIBOR for such day and (ii) the Class A-2 Applicable Margin (or if an Event of Default shall have occurred and be continuing, the Class A-2 Default Applicable Margin) for such day; PROVIDED, HOWEVER, that the Class A-2 Note Interest Rate will in no event be higher than the maximum rate permitted by law.

                  "CLASS A-2 NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Settlement Date, the excess of the Class A-2 Noteholders' Interest Distributable Amount for the preceding Settlement Date over the amount that was actually deposited in the Note Distribution Account on such preceding Settlement Date on account of the Class A-2 Noteholders' Interest Distributable Amount.

                  "CLASS A-2 NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Settlement Date, the sum of the Class A-2 Noteholders' Monthly Interest Distributable Amount for such Settlement Date and the Class A-2 Noteholders' Interest Carryover Shortfall for such Settlement Date, if any, plus interest on the Class A-2 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Note Interest Rate for the related Interest Period(s), from and including the preceding Settlement Date to, but excluding, the current Settlement Date.

                  "CLASS A-2 NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Settlement Date, the sum of the interest amounts accrued on the Class A-2 Notes on each day during the related Interest Period. The interest amount accrued on the Class A-2 Notes on any day during any Interest Period shall equal the product of (i) the Class A-2 Note Interest Rate for such day and (ii) the Class A-2 Invested Amount on such day and (iii) 1/360.

                  "CLASS A-2 NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means
(A) with respect to any Settlement Date (other than any Settlement Date described in clauses (D), (E) and (F) below) prior to which the Class A-1 Notes have been paid in full, zero, (B) with respect to any Settlement Date (other than any Settlement Date described in clauses (D), (E) and (F) below) on which a portion of the Required Noteholders' Principal Distributable Amount with respect to such Settlement Date has been applied in an amount sufficient to reduce the Class A-1 Notes to zero, any remaining Required Noteholders' Principal Distributable Amount, (C) with respect to any Settlement Date after the Class A-1 Notes have been paid in full (other than any Settlement Date described in clauses (D), (E) and (F) below) and prior to the Class A-2 Facility Termination Date, the Required Noteholders' Principal Distributable Amount with respect to such Settlement Date, (D) upon the occurrence of a Principal Coverage Ratio Violation with respect to the Determination Date related to any Settlement Date, for such Settlement Date only, all remaining Available Funds after making the distributions required by Section 8.5(i) through (v) of the Indenture up to the Class A-2 Invested Amount as of such Settlement Date, (E) upon and subsequent to the occurrence of an Event of Default, with respect to each Settlement Date, the Class A-2 Invested Amount as of such Settlement Date and (F) on the Class A-2 Facility Termination Date, the Class A-2 Invested Amount on such Class A-2 Facility Termination Date.

                  "CLASS A-2 SCHEDULED MATURITY DATE" means June 15, 2009 or if the Class A-2 Term is extended pursuant to SECTION 2.02 of the Note Purchase Agreement, June 15, 2010.

                  "CLASS A-2 TERM" has the meaning given to such term in SECTION
2.02 of the Note Purchase Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "COLLATERAL" has the meaning specified in the Granting Clause of the Indenture.

                  "COLLATERAL DEFICIENCY" means as of any Valuation Date, the positive excess, if any, of the Aggregate Invested Amount of the Notes as of such date of determination over the aggregate market value, as determined by the Administrative Agent in its sole reasonable discretion, of the Pledged Residual Interest Certificates issued pursuant to the Eligible Committed Securitizations as of such date of determination.

                  "COLLECTION ACCOUNT" means the account designated as such, established and maintained pursuant to SECTION 8.2 of the Indenture.

                  "COLLECTION ACCOUNT PROPERTY" means all amounts and investments held from time to time in the Collection Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMPLIANCE CERTIFICATE" means an Officer's Certificate of each of CPS and the Issuer certifying that there has not been a breach of any representation, warranty or covenant of CPS or the Issuer set forth in any of the Basic Documents.

                  "CONFIRMATION STATEMENT" means, with respect to any transfer of Residual Interest Certificates to the Purchaser pursuant to SECTION 2.1 of the Sale and Contribution Agreement, notice of the Seller's election to transfer Residual Interest Certificates to the Purchaser, such notice to designate the related Transfer Date and the Transfer Value of the Residual Interest Certificates to be transferred by the Seller to the Purchaser on such Transfer Date.

                  "CONSOLIDATED TOTAL ADJUSTED EQUITY" of any Person means, with respect to any fiscal quarter, the total shareholders' equity of such Person and its consolidated Subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of such Person and its consolidated Subsidiaries for such fiscal quarter, MINUS the aggregate amount of such Person's and its consolidated Subsidiaries intangible assets, including without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

                  "CONSUMER LAWS" means federal and State interest and usury laws, the federal Truth-in-Lending Act and its implementing Federal Reserve Board Regulation Z, the federal Equal Credit Opportunity Act and its implementing Federal Reserve Board Regulation B, the federal Fair Credit Reporting Act, the federal Fair Debt Collection Practices Act, the Federal Trade Commission Act and all applicable Federal Trade Commission Trade Regulation Rules, the Magnuson-Moss Warranty Act, the Servicemembers Civil Relief Act, the California Military Reservist Relief Act and any other federal, state or local law relating to credit extensions to servicemembers, the Texas Consumer Credit Code, the California Automobile Sales Finance Act and the laws of any other state relating to retail installment sales of motor vehicles and ancillary products and/or services, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, all other federal, State and local consumer credit laws and other consumer protection laws relating to the conduct of the business of CPS, laws requiring the licensing of sale finance companies and/or lenders, the Uniform Commercial Code as it relates to secured retail installment sales and secured loans, state and local laws proscribing unlawful, unfair and/or deceptive acts and practices, federal, state and local laws relating to privacy and/or data security, and any rules, regulations and/or interpretations of the foregoing laws.

                  "CORPORATE TRUST OFFICE" means with respect to the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office is located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, email:
CTSABSSERVICER@WELLSFARGO.COM or at such other address as the Trustee may designate from time to time by notice to the Note Purchaser, the Seller, the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Note Purchaser).

                  "CPS" means Consumer Portfolio Services, Inc., a California corporation.

                  "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "DEFAULT APPLICABLE MARGIN" means the Class A-1 Default Applicable Margin or the Class A-2 Default Applicable Margin, as applicable.

                  "DELIVERY" means, when used with respect to Collection Account
Property:

                  (i) the perfection and priority of a security interest in such Collection Account Property which is governed by the law of a jurisdiction which has adopted the 1978 Revision to Article 8 of the UCC (and not the 1994 Revision to Article 8 of the UCC as referred to in (II) below):

                           (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "INSTRUMENTS" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (1) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (2) by delivery thereof to a "CLEARING CORPORATION" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "CUSTODIAN BANK" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "PHYSICAL Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collection Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Collection Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "DEPOSITORY" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Collection Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Collection Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                           (c) with respect to any item of Collection Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by CLAUSE (B) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated securities as belonging to the Trustee or its nominee or custodian; or

                  (ii) the perfection and priority of a security interest in such Collection Account Property which is governed by the law of a jurisdiction which has adopted the 1994 Revision to Article 8 of the UCC:

                           (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "INSTRUMENTS" within the meaning of Section 9-102(a)(47) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Trustee by physical delivery to the Trustee, indorsed to, or registered in the name of, the Trustee or its nominee or indorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collection Account Property to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (b) with respect to a "CERTIFICATED SECURITY" (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

                                    (1) by physical delivery of such
                  certificated security to the Trustee, PROVIDED that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

                                    (2) by physical delivery of such
                  certificated security in registered form to a "SECURITIES intermediary" (as defined in Section 8-102(a)(l4) of the UCC) acting on behalf of the Trustee if the certificated security has been specially indorsed to the Trustee by an effective indorsement.

                           (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "DEPOSITARY" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Collection Account Property to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (d) with respect to any item of Collection Account Property that is an "UNCERTIFICATED SECURITY" (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by CLAUSE (C) above, transfer thereof:

                                    (1) (A) by registration to the Trustee as
                  the registered owner thereof, on the books and records of the issuer thereof;

                                    (B) by another Person (not a securities
                  intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Trustee, or having become the registered owner acknowledges that it holds for the Trustee;

                                    (2) the issuer thereof has agreed that it
                  will comply with instructions originated by the Trustee without further consent of the registered owner thereof;

                           (e) with respect to a "SECURITY ENTITLEMENT" (as defined in Section 8-102(a)(17) of the UCC):

                                    (1) if a securities intermediary (A)
                  indicates by book entry that a "FINANCIAL ASSET" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Trustee's "SECURITIES ACCOUNT" (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Trustee or acquires a financial asset for the Trustee, and in either case, accepts it for credit to the Trustee's securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Trustee's securities account, or (D) has agreed that it will comply with "ENTITLEMENT ORDERS" (as defined in Section 8-102(a)(8) of the UCC) originated by the Trustee, without further consent by the "ENTITLEMENT HOLDER" (as defined in Section 8-l02(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Trustee of (I) a specific certificated security in the securities intermediary's possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary's possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary;

                           (f) in each case of delivery contemplated pursuant to CLAUSES (A) through (E) of SUBSECTION (ii) hereof, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Trust Property which constitutes a security is held in trust pursuant to and as provided in the Sale and Contribution Agreement.

                  "DETERMINATION DATE" means, with respect to any Settlement Date, the third Business Day preceding such Settlement Date.

                  "DOLLAR" means lawful money of the United States.

                  "EFFECTIVE DATE" means July 10, 2008.

                  "ELIGIBLE ACCOUNT" means either (i) a segregated trust account that is maintained with a depository institution acceptable to the Note Purchaser, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by Standard & Poor's and "P-1" by Moody's and acceptable to the Administrative Agent.

                  "ELIGIBLE COMMITTED SECURITIZATION" means an outstanding Securitization Transaction that is not subject to a "Default" with respect to a material breach or an "Event of Default" as such terms are defined under the related Securitization Transaction Documents.

                  "ELIGIBLE INVESTMENTS" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                           (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

                           (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" or better by Standard & Poor's and "P-1" by Moody's;

                           (c) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" or better by Standard & Poor's and "P-1" by Moody's;

                           (d) bankers' acceptances issued by any depository institution or trust company referred to in CLAUSE (b) above;

                           (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in CLAUSE (b) or (ii) a depository institution or trust company whose commercial paper or other short term unsecured debt obligations are rated "A-1+" or better by Standard & Poor's and "P-1" by Moody's and long term unsecured debt obligations are rated "AAA" by Standard & Poor's and "AAA" by Moody's;

                           (f) with the prior written consent of the Note Purchaser, money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of Standard & Poor's and Moody's in the highest investment category granted thereby; and

                           (g) any other investment as may be acceptable to the Note Purchaser, as evidenced by a writing to that effect, as may from time to time be confirmed in writing to the Trustee by the Administrative Agent.

                  Any of the foregoing Eligible Investments may be purchased by or through the Trustee or any of its Affiliates.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EVENT OF DEFAULT" has the meaning specified in SECTION 5.1 of the Indenture.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCLUDED SUBSIDIARY" shall mean each of (i) CPS Leasing, Inc., (ii) CPS Marketing, Inc., (iii) TFC Enterprises, LLC, (iv) Mercury Finance Company, LLC, (v) each Subsidiary of Mercury Finance Company, LLC, (vi) Page Funding, LLC and (vii) Page Three Funding, LLC.

                  "EXTENSION NOTICE" has the meaning specified in SECTION 2.02 of the Note Purchase Agreement.

                  "EXECUTIVE OFFICER" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any limited liability company, the manager and any individuals appointed to any of the preceding offices by the manager; and with respect to any partnership, any general partner thereof.

                  "EXTENSION BREACH" means, as of any date of determination, one or more of the following: (i) there has been more than one prior occurrence (whether or not then continuing) of an Event of Default; (ii) there has been more than two prior occurrences (whether or not then continuing) of a Principal Coverage Ratio Violation; (iii) an Event of Default or a Principal Coverage Ratio Violation (whether or not then continuing) has occurred during the 60 days prior to the date of delivery of the Extension Notice; or (iv) as of the Originally Scheduled Facility Termination Date, a Default or an Event of Default shall have occurred and is continuing.

                  "FACILITY" means the transactions contemplated by the Basic Documents.

                  "FACILITY TERMINATION DATE" means, with respect to the Class A-1 Notes, the Class A-1 Facility Termination Date and with respect to the Class A-2 Notes, the Class A-2 Facility Termination Date.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FEE SCHEDULE" means that certain notice captioned "Schedule of Fees for CPS - Citigroup Residual Warehouse" from Wells Fargo Bank, National Association, as acknowledged by CPS as of July 11, 2007.

                  "FUNDING DATE" means, with respect to the Class A-1 Notes, a Class A-1 Funding Date and with respect to the Class A-2 Notes, the Initial Funding Date.

                  "FUNDING TRUST" means CPS Receivables Funding Trust, a Delaware statutory trust.

                  "FUNDING TRUST CERTIFICATE" means a certificate issued by Funding Trust that evidences a 100% fractional undivided ownership interest in one or more instruments or certificates, each of which evidences not less than 99.00% of the residual interest in a Trust and represents the right to receive amounts to be distributed or paid to the holders of the residual interests pursuant to the related Securitization Transaction Documents.

                  "GAAP" means U.S. generally accepted accounting principles occasioned by the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) from time to time.

                  "GOVERNMENTAL AUTHORITY" means the United States of America, any nation, government, state, local or other political subdivision thereof or any court, entity or agency exercising executive, legislative, judicial, regulatory, or administrative functions thereof pertaining thereto.

                  "GRANT" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, as and to the extent provided in the Basic Documents, the immediate and continuing right (after an Event of Default) to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "GUARANTOR" means Consumer Portfolio Services, Inc., a California corporation.

                  "GUARANTY" means the Performance Guaranty dated as of July 10, 2008, by CPS, as the guarantor, in favor of the Noteholder, Note Purchaser, the Administrative Agent and their successors and permitted assigns, substantially in the form attached as EXHIBIT B to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "HOLDER" or "NOTEHOLDER" means a Class A-1 Noteholder or a Class A-2 Noteholder, as the context may require.

                  "INDEBTEDNESS" means, with respect to any Person at any time, any (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes, repurchase agreements and similar arrangements, or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of others secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

                  "INDENTURE" means the Amended and Restated Indenture dated as of July 10, 2008, by and among the Issuer, the Administrative Agent and Wells Fargo Bank, National Association, as Trustee, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "INDEPENDENT" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller, the Purchaser and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any other obligor on the Notes, the Seller, the Purchaser or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any other obligor on the Notes, the Seller, the Purchaser or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "INITIAL CLASS A-1 NOTES" means up to $60,000,000 Class A-1 Variable Funding Notes issued by the Issuer on the Initial Funding Date.

                  "INITIAL CLASS A-2 NOTES" means the $60,000,000 Class A-2 Term Notes issued by the Issuer on the Initial Funding Date.

                  "INITIAL CLOSING DATE" means July 11, 2007.

                  "INITIAL FUNDING DATE" means July 13, 2007.

                  "INSOLVENCY EVENT" means, with respect to a specified Person,
(a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of 60 consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "INTEREST PERIOD" means, for any Settlement Date on which interest is to be paid with respect to the Notes, the period from and including the most recent prior Settlement Date (or, in the case of the first Settlement Date, the Effective Date) to but excluding such current Settlement Date on which interest is to be paid.

                  "INVESTED AMOUNT" means, with respect to the Class A-1 Notes, the Class A-1 Invested Amount and with respect to the Class A-2 Notes, the Class A-2 Invested Amount.

                  "INVESTMENT COMPANY ACT" has the meaning set forth in SECTION 5.01(i)(f) of the Note Purchase Agreement.

                  "INVESTMENT EARNINGS" means, with respect to any Settlement Date and the Collection Account, the investment earnings on the Collection Account Property and deposited into the Collection Account during the related Interest Period pursuant to SECTION 8.3 of the Indenture.

                  "ISSUER" means Folio Funding II LLC until a successor replaces it in accordance with the terms of the Indenture and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

                  "ISSUER SECURED OBLIGATIONS" has the meaning set forth in the Granting Clause of the Indenture.

                  "ISSUER SECURED PARTIES" has the meaning set forth in the Granting Clause of the Indenture.

                  "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

                  "LIBOR" means the rate for one-month deposits in U.S. dollars, which rate is determined on a daily basis by the Note Purchaser by reference to the British Bankers' Association LIBOR Rates on Bloomberg (or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) on such date (or, if such date is not a Business Day, on the immediately preceding Business Day) at or about 11 a.m. New York City time; PROVIDED, HOWEVER, that if no rate appears on Bloomberg on any date of determination, LIBOR shall mean the rate for one-month deposits in U.S. Dollars which appears on the Reuters Screen LIBOR Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition) on any such date of determination; PROVIDED FURTHER, that if no rate appears on either Bloomberg or such Reuters Screen LIBOR Page on any such date of determination, LIBOR shall be determined as follows:

                  LIBOR will be determined at approximately 11:00 a.m., New York City time, on such day on the basis of (a) the arithmetic mean of the rates at which one-month deposits in U.S. dollars are offered to prime banks in the London interbank market by four (4) major banks in the London interbank market selected by the Note Purchaser and in a principal amount of not less than $200,000,000 that is representative for a single transaction in such market at such time, if at least two (2) such quotations are provided, or (b) if fewer than two (2) quotations are provided as described in the preceding clause (a), the arithmetic mean of the rates, as requested by the Note Purchaser, quoted by three (3) major banks in New York City, selected by the Note Purchaser, at approximately 11:00 A.M., New York City time, on such day, for one-month deposits in United States dollars to leading European banks and in a principal amount of not less than $200,000,000 that is representative for a single transaction in such market at such time.

                  "LIEN" means a security interest, lien, charge, pledge, equity, or other encumbrance of any kind.

                  "LITIGATION THRESHOLD" has the meaning set forth in SCHEDULE II to the Note Purchase Agreement.

                  "LLC AGREEMENT" means the Limited Liability Company Agreement of Folio Funding II LLC dated as of July 3, 2007, as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "MAJORITY NOTEHOLDERS" means the Class A-1 Majority Noteholders and the Class A-2 Majority Noteholders, collectively acting as a single class.

                  "MATERIAL ADVERSE CHANGE" means any event, matter, condition or circumstance which (a) materially and adversely affects the business, assets, condition (financial or otherwise), results of operations, properties (whether real, personal or otherwise) or prospects of (i) the Guarantor, the Seller, the Purchaser or the Issuer, in each case, individually or taken as a whole, or (ii) CPS and its Subsidiaries, taken as a whole; (b) materially impairs the ability of CPS or any of its Subsidiaries to perform or observe its obligations under any Basic Document to which it is a party; (c) materially impairs the rights, powers or remedies of the Note Purchaser or the Administrative Agent under any of the Basic Documents; (d) materially adversely affects the legality, binding affect, validity or enforceability of any of the Basic Documents; or (e) materially adversely affects the validity, attachment, perfection, priority or enforcement of any Liens granted in favor of the Trustee.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the Collateral; (b) the Guarantor, the Seller, the Purchaser or the Issuer, in each case, individually or taken as a whole; (c) any of the Basic Documents (including, without limitation, a material adverse effect on (i) the timely payment of the principal of or the interest on the Notes or any other amounts payable under the Basic Documents or (ii) the ability of the Guarantor, the Seller, the Purchaser or the Issuer to perform any of its obligations under any Basic Document to which it is a party) or (d) the interests of the Administrative Agent, the Note Purchaser or the Noteholders under the Basic Documents.

                  "MAXIMUM FACILITY INVESTED AMOUNT" means $70,000,000.

                  "MONTHLY SERVICER'S CERTIFICATE" has the meaning set forth in
SECTION 7.01(i) of the Note Purchase Agreement.

                  "MOODY'S" means Moody's Investors Service, Inc., or its successor.

                  "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NOTES" means the Class A-1 Notes and/or the Class A-2 Notes, as the context may require.

                  "NOTE INTEREST RATE" means, with respect to the Class A-1 Notes, the Class A-1 Note Interest Rate, and with respect to the Class A-2 Notes, the Class A-2 Note Interest Rate.

                  "NOTE PAYING AGENT" means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in SECTION 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, including payment of principal of or interest on each class of Notes on behalf of the Issuer.

                  "NOTE PURCHASE AGREEMENT" means the Amended and Restated Note Purchase Agreement dated as of July 10, 2008 among the Note Purchaser, the Administrative Agent, the Issuer, the Purchaser and the Seller, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "NOTE PURCHASER" means Citigroup Financial Products Inc. and its successors and permitted assigns.

                  "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in SECTION 2.4 of the Indenture.

                  "OFFICER'S CERTIFICATE" means a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Chief Investment Officer of the Seller, the Purchaser or the Issuer, as applicable.

                  "OPINION OF COUNSEL" means a written opinion of counsel who may be but need not be counsel to the Purchaser, the Seller or the Issuer, which counsel shall be reasonably acceptable to the Trustee and the Note Purchaser and which opinion shall be acceptable in form and substance to the Trustee and to the Note Purchaser.

                  "ORIGINALLY SCHEDULED FACILITY TERMINATION DATE" means June 15, 2009.

                  "OTHER TAXES" has the meaning set forth in SECTION 3.06 of the Note Purchase Agreement.

                  "OUTSTANDING" means, as of the date of determination, the Notes theretofore authenticated and delivered under the Indenture except:

                  (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Note Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture, satisfactory to the Trustee); and

                  (iii) Notes in exchange for or in lieu of one or more other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Note is held by a bona fide purchaser.

                  "PERCENTAGE INTEREST" means (i) with respect to any Class A-1 Note, the percentage obtained by dividing (x) the Class A-1 Individual Invested Amount by (y) the Class A-1 Aggregate Invested Amount, and (ii) with respect to any Class A-2 Note, the percentage obtained by dividing (x) the Class A-2 Individual Invested Amount by (y) the Class A-2 Aggregate Invested Amount.

                  "PERSON" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "PHYSICAL PROPERTY" has the meaning given to such term in the definition of "Delivery" above.

                  "PLAN" means any Person that is (i) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (ii) any entity whose underlying assets include assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity.

                  "PLEDGED RESIDUAL INTEREST ASSETS" has the meaning set forth in the Granting Clause of the Indenture.

                  "PLEDGED RESIDUAL INTEREST CERTIFICATES" has the meaning set forth in the Granting Clause of the Indenture.

                  "PREPAYMENT DATE" has the meaning specified in SECTION 10.1 of the Indenture.

                  "PREPAYMENT FEE" has the meaning set forth in SECTION 3.02(B) of the Note Purchase Agreement.

                  "PRINCIPAL COVERAGE RATIO VIOLATION" means on any Determination Date, if the Class A Principal Coverage Ratio is less than the Principal Coverage Ratio set forth in SCHEDULE III to the Note Purchase Agreement with respect to the related Settlement Date.

                  "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "PURCHASER" means Folio Funding II LLC.

                  "RECORD DATE" means, with respect to a Settlement Date, the close of business on the day immediately preceding such Settlement Date.

                  "RELEVANT REPORT" means any report, correspondence or other statement of information related to (a) any Collateral, (b) any secured financing facility under which CPS or any Affiliate thereof is a borrower, (c) any securitization of motor vehicle loans or retail installment sale contracts sponsored or contemplated by CPS, (d) any other actual or contemplated securities issuance by CPS or any Affiliate of CPS, (e) the origination policies, procedures or operations of CPS, (f) the servicing policies, procedures or operations of CPS, or (g) any circumstance, event, or development relating to the business, operations, properties, condition (financial or otherwise) or prospects of CPS or the Issuer that constitutes, or is reasonably likely to constitute, a Material Adverse Change or that has resulted in, or is reasonably likely to result in, a Material Adverse Effect.

                  "REQUIRED NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means with respect to any Settlement Date subsequent to the Effective Date, the dollar amount set forth in SCHEDULE III to the Note Purchase Agreement with respect to such Settlement Date.

                  "REQUIREMENT OF LAW" means as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or property is subject.

                  "RESIDUAL INTEREST ASSETS" means Residual Interest Certificates, all rights with respect thereto and all proceeds of the foregoing.

                  "RESIDUAL INTEREST CERTIFICATE" means (i) an instrument or certificate that evidences not less than 99.00% of the residual interest in a Trust and represents the right to receive amounts to be distributed or paid to the holders of the residual interests pursuant to the related Securitization Transaction Documents or (ii) a Funding Trust Certificate.

                  "RESPONSIBLE OFFICER" means, in the case of the Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, vice-president, assistant vice-president or managing director, the secretary, and assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "RULE 144A INFORMATION" has the meaning set forth in SECTION
3.25 of the Indenture.

                  "SALE AND CONTRIBUTION AGREEMENT" means the Amended and Restated Sale and Contribution Agreement dated as of July 10, 2008, by and between Folio Funding II LLC, as Purchaser and Issuer, and CPS, as Seller, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "SCHEDULED MATURITY DATE" means, with respect to the Class A-1 Notes, the Class A-1 Scheduled Maturity Date and with respect to the Class A-2 Notes, the Class A-2 Scheduled Maturity Date.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIZATION ENTITY" has the meaning set forth in SECTION 5.02(i)(m) of the Note Purchase Agreement.

                  "SECURITIZATION ISSUER" has the meaning set forth in SECTION 5.02(i)(m) of the Note Purchase Agreement.

                  "SECURITIZATION TRANSACTION" means any securitization transaction that is sponsored by CPS or any Affiliate thereof.

                  "SECURITIZATION TRANSACTION DOCUMENTS" shall mean, collectively, all agreements, documents, instruments and certificates executed and delivered in connection with any Securitization Transaction.

                  "SELLER" means Consumer Portfolio Services, Inc., and its successors in interest to the extent permitted hereunder.

                  "SETTLEMENT DATE" means, the 18th day of each calendar month or, if such 18th day is not a Business Day, the next Business Day.

                  "SETTLEMENT DATE STATEMENT" has the meaning specified in
SECTION 3.9 of the Indenture.

                  "SHADOW RATING FAILURE" means the failure of the Administrative Agent to receive by the 90th day subsequent to the Effective Date evidence satisfactory to it confirming that each class of securities that is subject to an insurance policy or a surety bond issued by a monoline insurer issued by each Securitization Issuer pursuant to the related Securitization Transaction Documents are rated by Moody's and S&P (without giving effect to any insurance policy or a surety bond issued by a monoline insurer).

                  "SPECIFIED AFFILIATES" means any Subsidiary of CPS, other than an Excluded Subsidiary.

                  "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

                  "STANWICH LITIGATION" means In re Structured Settlement Litigation, Nos. BC 244111, 244271 and 243787 (Cal. Super. Ct. filed May 9,
2001).

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which a majority of the outstanding shares of capital stock or other equity interests having ordinary voting power for the election of directors or their equivalent is at the time owned by such Person directly or through one or more Subsidiaries.

                  "TAXES" has the meaning set forth in SECTION 3.06 of the Note Purchase Agreement.

                  "TERM" means, with respect to the Class A-1 Notes, the Class A-1 Term and with respect to the Class A-2 Notes, the Class A-2 Term.

                  "TERMINATION DATE" means the date on which the Trustee shall have received payment and performance of all Secured Obligations and disbursed such payments in accordance with the Basic Documents and any and all other amounts due and payable to the Issuer Secured Parties pursuant to the Basic Documents have been paid in full.

                  "TRANSFER DATE" has the meaning set forth in ARTICLE I of the Sale and Contribution Agreement.

                  "TRANSFER VALUE" has the meaning set forth in ARTICLE I of the Sale and Contribution Agreement.

                  "TRANSFERRED RESIDUAL INTEREST CERTIFICATE" has the meaning set forth in Article I of the Sale and Contribution Agreement.

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                  "TRUST" means the statutory trust established pursuant to a
Trust Agreement to accept and hold a discrete pool of motor vehicle installment contracts conveyed by CPS pursuant to the related Securitization Transaction Documents, the beneficial ownership of which is evidenced by the Residual Interest Certificate issued by such statutory trust.

                  "TRUST AGREEMENT" means an agreement between an Affiliate of CPS, as depositor, and another Person, as owner trustee, pursuant to which a Trust is established and governed.

                  "TRUST ESTATE" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Issuer Secured Parties, including all Collateral Granted to the Trustee for the benefit of the Issuer Secured Parties pursuant to the Granting Clause of the Indenture.

                  "TRUST RECEIPT" shall have the meaning set forth in SECTION
2.12 of the Indenture.

                  "TRUSTEE" means Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but as trustee under the Indenture, or any successor trustee under the Indenture.

                  "TRUSTEE FEE" means (A) the fee payable to the Trustee on each Settlement Date in accordance with the Fee Schedule, and (B) any other amounts payable to the Trustee pursuant to the Fee Schedule.

                  "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

                  "VALUATION DATE" shall have the meaning set forth in SECTION
3.07 of the Note Purchase Agreement.

                  "WARRANTS" means the warrants to purchase common stock issued by CPS to Citigroup Global Markets Inc., dated as of July 10, 2008, substantially in the form attached as EXHIBIT A to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.


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